                                              FILED PURSUANT TO RULE 424 (B) (2)
                                                     REGISTRATION NOS.  33-48841
                                                                        33-41236


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED APRIL 22, 1998)

                               U.S. $248,000,000

                           [LOGO OF CSX CORPORATION]
                          MEDIUM-TERM NOTES, SERIES B
                   DUE 9 MONTHS OR LONGER FROM DATE OF ISSUE

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  CSX Corporation (the "Company" or "CSX") may offer from time to time its medium-term notes which are issuable in one or more series and may be offered and sold either in the United States or outside the United States or both simultaneously. The Medium-Term Notes, Series B (the "Notes", which term shall, unless otherwise indicated, include Foreign Currency Notes and Indexed Notes), offered by this Prospectus Supplement are offered in the United States and may be denominated in U.S. dollars or such foreign currencies or currency units (a "Specified Currency") as may be designated by CSX at the time of offering (the "Foreign Currency Notes"). The Notes may also be issued with the principal amount thereof payable at Maturity to be determined by reference to an index (e.g., currencies or currency units or financial indices ("Indexed Notes")), as specified in the accompanying Supplement to this Prospectus Supplement (the "Pricing Supplement"). The Notes are offered in an aggregate initial offering price of up to U.S. $248,000,000 (including, in the case of Foreign Currency Notes, the equivalent thereof at the Market Exchange Rate on the applicable trade dates in a Specified Currency), subject to reduction as a result of the sale by CSX of other Securities, including the sale outside the United States of any other series of medium-term notes. See "Description of Notes" and "Supplemental Plan of Distribution." Each Note will mature on any day 9 months or longer from its date of original issuance (each an "Issue Date"), as selected by the initial purchaser and agreed to by CSX. The Notes may be subject to optional redemption, or may obligate CSX to redeem or purchase the Notes pursuant to sinking fund or analogous provisions or at the option of the Holder thereof, in each case as indicated in the applicable Pricing Supplement. See "Description of Notes--General." The Notes will be issued in fully registered form in denominations of U.S. $1,000 and integral multiples of U.S. $1,000 in excess thereof, or, in the case of Foreign Currency Notes, in the denominations indicated in the applicable Pricing Supplement. Unless otherwise indicated in an applicable Pricing Supplement, a Foreign Currency Note will not be sold in, or to a resident of, the country of the Specified Currency in which such Note is denominated. See "Special Provisions Relating to Foreign Currency Notes."

  The interest rate or interest rate index, if any, the Specified Currency, issue price, Stated Maturity, Interest Payment Dates and redemption or sinking fund provisions, if any, and any other terms applicable to each Note and established by CSX at the time of issuance of such Note will be indicated in the applicable Pricing Supplement. Unless otherwise indicated in the applicable Pricing Supplement, the Notes, except Zero-Coupon Notes, will bear interest at a fixed rate or a rate or rates determined by reference to the Commercial Paper Rate, LIBOR, the Treasury Rate, the CD Rate, the Federal Funds Effective Rate, the Prime Rate, the CMT Rate or other rate index, as indicated in the applicable Pricing Supplement. Zero-Coupon Notes will be issued at a discount from the principal amount payable at Maturity thereof, and Holders (as defined in the Indenture, which in turn is defined below) of such Notes will not receive periodic payments of interest. Interest rates or interest rate indices are subject to change by CSX from time to time, but no such change will affect any Note already issued or as to which an offer to purchase has been accepted by CSX.

  Unless otherwise indicated in the applicable Pricing Supplement, interest on Fixed Rate Notes will be payable semi-annually on March 1 and September 1 of each year and at maturity and interest on Floating Rate Notes will be payable on the dates described under "Description of Notes--Floating Rate Notes."
                                                       (continued on next page)

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  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT, ANY PRICING SUPPLEMENT HERETO OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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                     PRICE TO   AGENTS DISCOUNTS AND        PROCEEDS TO
                    PUBLIC(1)      COMMISSIONS(2)          COMPANY(2)(3)
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Per Note.........      100%         .125%--.750%          99.875%--99.250%
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Total(4).........  $248,000,000 $310,000--$1,860,000 $247,690,000--$246,140,000

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(1) Unless otherwise indicated in a Pricing Supplement, Notes will be issued at 100% of their principal amount.
(2) CSX will pay Chase Securities Inc., BancAmerica Robertson Stephens, Credit Suisse First Boston Corporation, Goldman, Sachs & Co., Lehman Brothers Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, NationsBanc Montgomery Securities LLC and Salomon Brothers Inc. as agents (the "Agents"), a commission ranging from .125% to .750% of the principal amount of any Note, depending on its Stated Maturity, sold through any such Agent. Commissions with respect to Notes with Stated Maturities in excess of 30 years that are sold through an Agent will be negotiated between the Company and such Agent at the time of such sale. CSX also may sell Notes to any Agent, as principal, for resale to one or more investors at varying prices relating to prevailing market prices at the time of resale, as determined by such Agent, or at a fixed price as agreed between CSX and such Agent.
(3) Before deducting expenses payable by CSX estimated at $200,000.
(4) Or the equivalent thereof in a specified currency or currency unit.

                                --------------

  THE NOTES MAY BE OFFERED ON A CONTINUOUS BASIS BY CSX THROUGH THE AGENTS, EACH OF WHICH HAS AGREED OR WILL AGREE TO USE ITS BEST EFFORTS TO SOLICIT OFFERS TO PURCHASE THE NOTES. CSX MAY ALSO SELL NOTES TO ANY AGENT ACTING AS PRINCIPAL FOR RESALE TO ONE OR MORE INVESTORS. CSX ALSO HAS RESERVED THE RIGHT TO SELL NOTES DIRECTLY TO INVESTORS ON ITS OWN BEHALF. NO COMMISSION WILL BE PAYABLE NOR WILL A DISCOUNT BE ALLOWED ON ANY DIRECT SALES BY CSX. CSX RESERVES THE RIGHT TO WITHDRAW, CANCEL OR MODIFY THE OFFER MADE HEREBY WITHOUT NOTICE. CSX OR ANY AGENT MAY REJECT ANY OFFER TO PURCHASE NOTES, IN WHOLE OR IN PART. SEE "SUPPLEMENTAL PLAN OF DISTRIBUTION."

CHASE SECURITIES INC.
     BANCAMERICA ROBERTSON STEPHENS
            CREDIT SUISSE FIRST BOSTON
                    GOLDMAN, SACHS & CO.
                            LEHMAN BROTHERS
                                  MERRILL LYNCH & CO.
                                         MORGAN STANLEY DEAN WITTER
                                          NATIONSBANC MONTGOMERY SECURITIES LLC
                                                           SALOMON SMITH BARNEY

           The Date of this Prospectus Supplement is April 22, 1998

(continued from previous page)

  Notes may be issued in definitive form or may be represented by one or more permanent Global Notes, as specified in the applicable Pricing Supplement, which will be deposited with or on behalf of The Depository Trust Company, as Depositary (the "Depositary"), or its nominee (each beneficial interest in a permanent Global Note being referred to herein as a "Book-Entry Note"). Ownership of Book-Entry Notes will be limited to institutions which have accounts with the Depositary ("participants") or persons that may hold interests through participants. Ownership of Book-Entry Notes by persons that hold through participants will only be evidenced by, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. Except as described under "Description of Notes--Book-Entry Notes", owners of Book-Entry Notes will not be entitled to receive physical delivery of Notes in definitive form and will not be considered the Holders thereof.

  IN CONNECTION WITH AN OFFERING OF NOTES MADE HEREBY, CERTAIN PERSONS PARTICIPATING IN SUCH OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES OFFERED HEREBY, INCLUDING OVERALLOTMENT, STABILIZING TRANSACTIONS AND SHORT COVERING TRANSACTIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "SUPPLEMENTAL PLAN OF DISTRIBUTION".

                                CSX CORPORATION

  CSX Corporation, headquartered in Richmond, Virginia, is a Fortune 500 transportation company providing multimodal freight transportation and contract logistics services around the world. CSX's unique combination of rail, container-shipping, barging, intermodal and logistics services offers shippers global reach unmatched by any other freight transportation company. The Company's goal, advanced at each of its business units, is to provide efficient, competitive transportation and related services for customers and to deliver superior value to CSX shareholders. See "CSX Corporation" in the accompanying Prospectus.

                              RECENT DEVELOPMENTS

  On April 20, 1998, CSX announced that it had agreed to convey American Commercial Lines LLC ("ACL") to a venture formed with Vectura Group, Inc. ("Vectura"). In exchange for ACL, CSX will receive $695 million in cash and $155 million of securities issued by the venture, including a 34% stake in the venture. Vectura agreed to convey National Marine, Inc., a wholly-owned subsidiary of Vectura, to the venture. The combination will create an inland marine transportation company with approximately $1 billion of assets.

  The transaction is subject to customary conditions to closing, including the arrangement of financing. Closing is anticipated to take place in the second quarter of 1998. If the transaction is consummated, ACL will cease to be a Principal Subsidiary (as defined) of CSX for the purposes of the covenant under the Indenture restricting liens on the stock of Principal Subsidiaries. See "Description of Debt Securities--Limitation on liens on Stock of Principal Subsidiaries" in the accompanying Prospectus.

  On April 21, 1998, CSX announced earnings for its first quarter of $91 million, 41 cents per share on a diluted basis. In the prior-year period CSX earned $151 million, 69 cents per share on a diluted basis. Excluding the effects of the Conrail transaction, earnings for the first quarter of 1998 would have been $134 million, 60 cents per share on a diluted basis. Particular factors that adversely impacted earnings of CSX were weak demand for coal, particularly export coal, which impacted results at CSX Transportation, Inc., and dislocations in Asian economies, which impacted results at Sea-Land Services, Inc.

                                USE OF PROCEEDS

  It is expected that substantially all of the net proceeds from the sale of the Notes offered hereby will be used to refinance the portion of the Company's outstanding commercial paper that is classified as long-term debt. At March 27, 1998 the Company had approximately $2.3 billion of commercial paper outstanding. Of such amount, $2.0 billion of commercial paper was originally incurred to complete the acquisition of a 19.9% investment in Conrail, Inc. and was classified as long-term debt based on the Company's ability and intent to maintain the debt outstanding for more than one year. At March 27, 1998 the weighted average maturity date of the Company's $2.3 billion of outstanding commercial paper was approximately 52.75 days and the weighted average interest rate was approximately 5.75%. The balance, if any, of the net proceeds will be used for general corporate purposes, which may include capital expenditures, working capital requirements, implementation of work force reductions, improvements in productivity and other cost reductions at the Company's major transportation units.

                             DESCRIPTION OF NOTES

  The following description of the particular terms of the Notes offered hereby supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of Debt Securities set forth in the accompanying Prospectus, to which description reference is hereby made. Capitalized terms not defined herein have the meanings assigned to such terms in the accompanying Prospectus and the Indenture (as defined below). The following description of the Notes will apply to such Notes, unless otherwise specified in the applicable Pricing Supplement.

GENERAL

  The Notes offered hereby will be issued under the Indenture, dated as of August 1, 1990 between CSX and The Chase Manhattan Bank, as Trustee (the "Trustee"), as supplemented by a First Supplemental Indenture dated as of June 15, 1991, a Second Supplemental Indenture dated as of May 6, 1997 and a Third Supplemental Indenture dated as of April 22, 1998 (such Indenture, as so supplemented, is herein referred to as the "Indenture") referred to in the accompanying Prospectus. The Indenture does not limit the amount of other debt that may be incurred by CSX. CSX may, from time to time, without the consent of the Holders of Notes, provide for issuance of Notes or other Debt Securities under the Indenture in addition to the U.S. $248,000,000 aggregate initial offering price of Notes offered hereby.

  The Notes constitute a single series for purposes of the Indenture and are currently limited to an aggregate initial offering price of up to U.S. $248,000,000 (including, in the case of Foreign Currency Notes, the equivalent thereof at the Market Exchange Rate on the applicable trade dates, in a Specified Currency), subject to reduction as the result of the sale by CSX of other Debt Securities, including the sale outside the United States of any other series of medium-term notes, or, provided that no such reduction will affect any Note already issued or as to which an offer to purchase has been accepted by CSX, by or pursuant to action of CSX's Board of Directors. See "Supplemental Plan of Distribution" below. The foregoing limit, however, may be increased by CSX if in the future it determines that it may wish to sell additional Notes. The "Market Exchange Rate" for any Specified Currency means the noon buying rate in The City of New York for cable transfers for such Specified Currency as certified for customs purposes by the Federal Reserve Bank of New York. The following description of the particular terms of the Notes applies to definitive Notes and to any permanent Global Note or Notes representing Book-Entry Notes, but does not apply to Book-Entry Notes. For a description of special provisions that apply to Book-Entry Notes, see "Book-Entry Notes" below.

  The Notes will be unsecured obligations of the Company and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company.

  Each Note will mature on any day 9 months or longer from its Issue Date, as selected by the initial purchaser and agreed to by CSX, as specified in the applicable Pricing Supplement.

  The Notes will be issuable only in fully registered form and the Notes, other than Foreign Currency Notes, will be issuable only in denominations of U.S. $1,000 and integral multiples of U.S. $1,000 in excess thereof. For a description of the denominations of Foreign Currency Notes, see "Special Provisions Relating to Foreign Currency Notes" below.

  The Notes may be issued as Original Issue Discount Notes. An "Original Issue Discount Note" is a Note, including any Zero-Coupon Note, which is issued at a price lower than the amount payable at the Stated Maturity thereof and which provides that upon redemption or acceleration of the Maturity thereof an amount less than the principal amount payable at the Stated Maturity thereof and determined in accordance with the terms thereof shall become due and payable. Original Issue Discount Notes, as well as certain other Notes offered hereunder, may, for United States federal income tax purposes, be considered "Discount Notes." The principal United States federal income tax consequences of the ownership of Discount Notes are described under "United States Taxation--United States Holders--Original Issue Discount" in the accompanying Prospectus. A "Zero Coupon Note" means a Note that does not bear interest prior to Maturity.

  The Notes may be issued as Indexed Notes, as set forth in the applicable Pricing Supplement. Holders of Indexed Notes may receive a principal amount at Maturity that is greater than or less than the face amount of such Notes depending upon the fluctuation of the relative value, rate or price of the specified index. Specific information pertaining to the method for determining the principal, premium or interest payable in respect of such Notes, a historical comparison of the relative value, rate or price of the specified index and the face amount of the Indexed Note, any risk factors, and certain additional tax considerations will be described in the applicable Pricing Supplement.

  Unless otherwise indicated in the applicable Pricing Supplement, the Notes will be denominated in U.S. dollars and payments of principal of and any premium and interest on such Notes will be made in U.S. dollars in the manner described in this Prospectus Supplement and in the accompanying Prospectus under the caption "Description of Debt Securities--Payment and Paying Agents." If any of the Notes are to be denominated in a Specified Currency, additional information pertaining to the terms of such Notes and other matters of interest to the Holders thereof, including any risk factors, will be described in the applicable Pricing Supplement. See "Special Provisions Relating to Foreign Currency Notes" and "United States Taxation" in the accompanying Prospectus.

  Payments of principal of and any premium and interest payable at Maturity on a Note denominated in U.S. dollars will be made in immediately available funds at the offices of The Chase Manhattan Bank, as Paying Agent, in the Borough of Manhattan, The City of New York, provided that the Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. With respect to payments on Foreign Currency Notes at Maturity, see "Special Provisions Relating to Foreign Currency Notes" below.

  The Notes may be presented for registration of transfer or exchange at the offices of The Chase Manhattan Bank, as Security Registrar, in the Borough of Manhattan, The City of New York.

  For a description of the rights attaching to each series of Debt Securities under the Indenture, see "Description of Debt Securities" in the accompanying Prospectus.

  The provisions of the Indenture described under "Description of Debt Securities--Defeasance and Covenant Defeasance" in the accompanying Prospectus apply to the Notes.

REDEMPTION AT THE OPTION OF THE COMPANY

  Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be subject to any sinking fund. The applicable Pricing Supplement will indicate if the Notes will be redeemable prior to Maturity and the terms on which such Notes will be redeemable at the option of the Company. If so specified, the Notes will be subject to redemption at the option of the Company on and after a specified date prior to its Stated Maturity in whole or from time to time in part in increments of U.S. $1,000 or such other minimum denomination specified in such Pricing Supplement (provided that any remaining principal amount thereof shall be at least $1,000 or such minimum denomination), at a specified price or prices (which may include a premium), together with unpaid interest accrued to the date of redemption, on notice given not more than 60 nor less than 30 calendar days prior to the date of redemption and in accordance with the provisions of the Indenture.

REPAYMENT AT THE NOTEHOLDERS' OPTION; REPURCHASES BY THE COMPANY

  The applicable Pricing Supplement will indicate if the Notes will be repayable at the option of the Holders thereof on a date specified prior to Maturity and, unless otherwise specified in the Pricing Supplement, such Notes shall be repayable at a price equal to 100% of the principal amount thereof, together with unpaid interest accrued to the date of repayment. On and after such date of repayment, interest will cease to accrue on such Notes or any portion thereof tendered for repayment. On or before such date of repayment, the Company shall deposit with the Trustee or a Paying Agent money sufficient to pay the principal of and any accrued interest on such Notes to be tendered for repayment.

  In order for such a Note to be repaid, the Trustee must receive at least 30 days but not more than 60 days prior to the repayment date (i) such Note with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Note duly completed or (ii) facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of such Note, the principal amount of such Note, the principal amount of such Note to be repaid, the certificate number or a description of the tenor and terms of such Note, a statement that the option to elect repayment is being exercised thereby, and a guarantee that such Note to be repaid, together with the duly completed form entitled "Option of Holder to Elect Purchase" on the reverse of such Note, will be received by the Trustee not later than the fifth Business Day after the date of such facsimile transmission or letter; however, such facsimile transmission or letter shall only be effective if such Note and duly completed form are received by the Trustee by such fifth Business Day. Unless otherwise specified in the applicable Pricing Supplement, exercise of the repayment option by the Holder of a Note will be irrevocable unless waived by the Company. The repayment option may be exercised by the Holder of a Note for less than the entire principal amount of the Note, but in that event, the principal amount of the Note remaining outstanding after repayment must be in an authorized denomination and the denomination or denominations of the Note or Notes to be issued to the Holder for the portion of the principal amount of such Note surrendered that is not to be repaid must be specified.

  If a Note is represented by a Global Note, the Depositary's nominee will be the sole Holder of such Note and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the Depositary's nominee will timely exercise a right to repayment with respect to a particular Note, the beneficial owner of such Note must instruct the broker or other participant or indirect participant (as defined below) through which it holds an interest in such Note to notify the Depositary of its desire to exercise a right to repayment. Different firms have different deadlines for accepting instructions from their customers. Accordingly, each beneficial owner should consult the broker or other direct participant or indirect participant through which it holds an interest in a Note in order to ascertain the deadline by which such instruction must be given in order for timely notice to be delivered to the Depositary.

  If applicable, the Company will comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), if required, and will file Schedule 13E-4 or any other schedule, if required, and comply with any other applicable securities laws or regulations in connection with any such repayment.

  The Company may at any time purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by the Company may, at the discretion of the Company, be held, resold or surrendered to the Trustee for cancellation.

INTEREST

  Each Note, except a Zero-Coupon Note, will bear interest from and including its Issue Date or from and including the most recent Interest Payment Date (or in the case of a Floating Rate Note with daily or weekly Interest Reset Dates, the day following the most recent Regular Record Date) with respect to which interest on such Note (or any predecessor Note) has been paid or duly provided for at the fixed rate per annum, or at the rate per annum determined pursuant to the interest rate index specified in the applicable Pricing Supplement, until the principal thereof is paid or made available for payment. Interest will be payable in arrears on each Interest Payment Date and at Maturity. Interest will be payable generally to the Person in whose name a Note (or any predecessor Note) is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date; provided, however, that interest payable at Maturity will be payable to the Person to whom principal shall be payable. The first payment of interest on any Note originally issued between a Regular Record Date and an Interest Payment Date will be made on the second Interest Payment Date following the Issue Date of such Note to the registered owner on the Regular Record Date immediately preceding such Interest Payment Date.

  Each Note, except a Zero-Coupon Note, will bear interest at either (a) a fixed rate or rates (a "Fixed Rate Note") or (b) a variable rate determined by reference to an interest rate index (a "Floating Rate Note"), which may be adjusted by adding or subtracting the Spread (as defined below) or multiplying by the Spread Multiplier (as defined below), unless otherwise indicated in the applicable Pricing Supplement. Holders of Zero-Coupon Notes will receive no periodic payments of interest on such Notes.

  Interest rates or interest rate indices are subject to change by CSX from time to time, but no such change will affect any Note already issued or as to which an offer to purchase has been accepted by CSX.

  In addition to any maximum interest rate which may be applicable to any Note, the interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

FIXED RATE NOTES

  The applicable Pricing Supplement relating to a Fixed Rate Note will designate a fixed rate of interest per annum payable on such Note. Unless otherwise indicated in the applicable Pricing Supplement, the Interest Payment Dates for Fixed Rate Notes will be March 1 and September 1 of each year and at Maturity and the Regular Record Dates for Fixed Rate Notes will be the February 15 or August 15, as the case may be, next preceding the March 1 and September 1 Interest Payment Dates. Unless otherwise indicated in the applicable Pricing Supplement, interest payments for Fixed Rate Notes shall be the amount of interest accrued to but excluding the relevant Interest Payment Date. Interest on such Notes will be computed on the basis of a 360-day year of twelve 30-day months.

  If any Interest Payment Date or the Maturity of a Fixed Rate Note falls on a day that is not a Business Day, the required payment of principal, premium, if any, or interest will be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such Interest Payment Date or the Maturity, as the case may be, to the date of such payment on the next succeeding Business Day.

FLOATING RATE NOTES

  The applicable Pricing Supplement relating to a Floating Rate Note will designate an interest rate basis for such Floating Rate Note. Such index may be: (a) the Commercial Paper Rate, in which case such Note will be a "Commercial Paper Rate Note"; (b) LIBOR, in which case such Note will be a "LIBOR Note"; (c) the Treasury Rate, in which case such Note will be a "Treasury Rate Note"; (d) the Certificate of Deposit Rate, in which case such Note will be a "CD Rate Note"; (e) the Federal Funds Effective Rate, in which case such Note will be a "Federal Funds Rate Note"; (f) the Prime Rate, in which case such Note will be a "Prime Rate Note"; (g) the CMT Rate, in which case such Note will be a "CMT Rate Note"; or (h) such other interest rate index as is set forth in such Pricing Supplement. The applicable Pricing Supplement for a Floating Rate Note also will specify the Spread or Spread Multiplier, if any, and the maximum or minimum interest rate limitation, if any, applicable to such Note. "Spread" means the number of basis points specified in the applicable Pricing Supplement as being applicable to the interest rate for a particular Floating Rate Note and "Spread Multiplier" means the percentage specified in the applicable Pricing Supplement as being applicable to the interest rate for a particular Floating Rate Note. In addition, such Pricing Supplement will particularize for each Floating Rate Note the following terms, if applicable: Calculation Dates; Initial Interest Rate; Interest Payment Dates; Regular Record Dates; Index Maturity; Interest Determination Dates; and Interest Reset Dates (each as defined below). If one or more of the applicable interest rate basis is LIBOR or the CMT Rate, the applicable Pricing Supplement will also specify the Index Currency and the Designated LIBOR Page or the Designated CMT Maturity Index and Designated CMT Telerate Page, respectively, as such terms are defined below. "Calculation Date", where applicable, means the date by which the Calculation Agent is to calculate the interest rate for a Floating Rate Note which shall be the earlier of (i) the tenth calendar day after the related Interest Determination Date, or if any such day is not a Market Day (as defined below), the next succeeding Market Day and (ii) the Market Day preceding the applicable Interest Payment Date or Maturity, as the case may be. "Market Day" means
(a) with respect to any Note, any day that is not a Saturday or Sunday and that, in The City of New York, is not a day on which banking institutions generally are authorized or obligated by law or executive order to close, (b) with respect to LIBOR Notes only, any such day on which dealings in deposits in U.S. dollars are transacted in the London interbank market (a "London Market Day"), and (c) with respect to Foreign Currency Notes only, any day that, in the Principal Financial Center (as defined below) of the country of the Specified Currency or, with respect to Foreign Currency Notes denominated in European Currency Units, Brussels, is not a day on which banking institutions generally are authorized or obligated by law to close. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 P.M. Quotations for U.S. Government Securities", or any successor publication, published by the Federal Reserve Bank of New York. "Index Maturity" means, with respect to a Floating Rate Note, the period to maturity of the instrument or obligation on which the interest rate index is based, as indicated in the applicable Pricing Supplement. "H.15(519)" means the weekly statistical release entitled "Statistical Release H.15(519), Selected Interest Rates", or any successor publication, published by the Board of Governors of the Federal Reserve System. "Principal Financial Center" means (i) the capital city of the country issuing the Specified Currency (except as described above with respect to European Currency Units) or (ii) the capital city of the country to which the Designated LIBOR Currency relates (or, in the case of European Currency Units, Luxemburg), as applicable, except, in the case of (i) or (ii) above, that with respect to U.S. dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Italian lire and Swiss francs, the "Principal Financial Center" shall be The City of New York, Sydney, Toronto, Frankfurt, Amsterdam, Milan (solely in the case of the Specified Currency) and Zurich, respectively.

  If a Floating Rate Note is designated in the applicable Pricing Supplement as an "Inverse Floating Rate Note," then, except as described below or in the applicable Pricing Supplement, such Floating Rate Note will bear interest at a floating interest rate equal to a fixed interest rate minus the rate determined by reference to the applicable interest rate index (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any; provided, however, that, unless otherwise specified in the applicable Pricing Supplement, the interest rate thereon will not be less than zero. Commencing on the initial Interest Reset Date, the rate at which interest on such Inverse Floating Rate Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the initial Interest Reset Date will be the Initial Interest Rate.

  The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semi-annually or annually (each, an "Interest Reset Date"), as specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the Interest Reset Date will be as follows: in the case of Floating Rate Notes which reset daily, each Market Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) which reset weekly, the Wednesday of each week; in the case of Treasury Rate Notes which reset weekly, the Tuesday of each week; in the case of Floating Rate Notes which reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes which reset quarterly, the third Wednesday of March, June, September and December; in the case of Floating Rate Notes which reset semi-annually, the third Wednesday of two months of each year which are six months apart, as specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes which reset annually, the third Wednesday of one month of each year, as specified in the applicable Pricing Supplement; provided, however, that the interest rate in effect from the Issue Date of a Floating Rate Note (or any predecessor Note) to the first Interest Reset Date will be the Initial Interest Rate (as defined below and as set forth in the applicable Pricing Supplement). If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Market Day, the Interest Reset Date for such Floating Rate Note shall be the next succeeding Market Day, except that in the case of a LIBOR Note, if such Market Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Market Day. "Initial Interest Rate" means the rate at which a Floating Rate Note will bear interest from its Issue Date to the first Interest Reset Date, as indicated in the applicable Pricing Supplement.

  The Interest Determination Date pertaining to an Interest Reset Date for (a) a Commercial Paper Rate Note (the "Commercial Paper Interest Determination Date"), (b) a CD Rate Note (the "CD Interest Determination Date"), (c) a Federal Funds Rate Note (the "Federal Funds Interest Determination Date"), (d) a Prime Rate Note (the "Prime Interest Determination Date") or (e) a CMT Rate Note (the "CMT Rate Interest Determination Date") will be the second Market Day preceding the Interest Reset Date with respect to such Note. The Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note (the "LIBOR Interest Determination Date") will be the second London Market Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note (the "Treasury Interest Determination Date") will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on any Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the first Market Day immediately following such auction date.

  A Floating Rate Note may have either or both of the following: (a) a maximum numerical interest rate limitation, or ceiling, on the rate of interest which may accrue during any interest period and (b) a minimum numerical interest rate limitation, or floor, on the rate of interest which may accrue during any interest period.

  Unless otherwise indicated in the applicable Pricing Supplement and except as provided below, the Interest Payment Dates for Floating Rate Notes will be, in the case of Floating Rate Notes that reset daily, weekly or that reset monthly, the third Wednesday of each month or the third Wednesday of March, June, September and December of each year (as indicated in the applicable Pricing Supplement); in the case of Floating Rate Notes that reset quarterly, the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes that reset semi-annually, the third Wednesday of the two months of each year that are six months apart specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes that reset annually, the third Wednesday of the month specified in the applicable Pricing Supplement, and in each case, at Maturity. If an Interest Payment Date with respect to any Floating Rate Note would otherwise be a day that is not a Market Day, such Interest Payment Date will be the next succeeding Market Day, except that in the case of a LIBOR Note, if such day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Market Day. The "Regular Record Date" with respect to Floating Rate Notes shall be the date 15 calendar days prior to each Interest Payment Date, whether or not such date shall be a Market Day. If the Maturity of a Floating Rate Note falls on a day that is not a Market Day, the required payment of principal, premium, if any, and interest will be made on the next succeeding Market Day with the same force and effect as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after the Maturity to the date of such payment on the next succeeding Market Day.

  Unless otherwise indicated in the applicable Pricing Supplement, interest payments for a Floating Rate Note shall be the amount of interest accrued from and including each Interest Payment Date (or from and including the Issue Date in which case no interest has been paid) to, but excluding, the next succeeding Interest Payment Date or Maturity, as the case may be.

  Accrued interest on any Floating Rate Note from its Issue Date or from the last date to which interest has been paid or duly provided for is calculated by multiplying the face amount of such Floating Rate Note by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day from the Issue Date or from the last date to which interest has been paid or duly provided for, as the case may be, to the date for which accrued interest is being calculated. The interest factor for each such day is computed by dividing the interest rate applicable to such date by 360, in the case of Commercial Paper Rate Notes, LIBOR Notes, CD Rate Notes, Federal Funds Rate Notes and Prime Rate Notes, or by the actual number of days in the year, in the case of Treasury Rate Notes and CMT Rate Notes.

  Unless otherwise specified in the applicable Pricing Supplement, all percentages resulting from any calculation on Floating Rate Notes will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655) and 9.876544%
(or .09876544) being rounded to 9.87654% (or .0987654)), and all dollar amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest cent (with one-half cent being rounded upwards).

  Upon the request of the Holder of any Floating Rate Note, the Calculation Agent will provide the interest rate then in effect, and, if then determined, the interest rate which will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to such Floating Rate Note. The "Calculation Agent" means the agent appointed by CSX to calculate interest rates as described below for Floating Rate Notes. Unless otherwise provided in an applicable Pricing Supplement, the Calculation Agent will be The Chase Manhattan Bank.

COMMERCIAL PAPER RATE NOTES

  Each Commercial Paper Rate Note will bear interest at the interest rate (calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any) specified in the applicable Pricing Supplement.

  Unless otherwise indicated in the applicable Pricing Supplement, "Commercial Paper Rate" means, with respect to any Commercial Paper Interest Determination Date, the Money Market Yield (calculated as described below) of the rate quoted on a discount basis on such date for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published in H.15(519) under the heading "Commercial Paper--Nonfinancial." If such rate is not published prior to 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate shall be the Money Market Yield of the rate on such Commercial Paper Interest Determination Date for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published in Composite Quotations under the heading "Commercial Paper." If such rate is neither published in H.15(519) or in Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate on such Commercial Paper Interest Determination Date will be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 A.M., New York City time, on that Commercial Paper Interest Determination Date, of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the Index Maturity specified in the applicable Pricing Supplement placed for a non-financial entity whose senior unsecured bond rating is "AA", or the equivalent, from a nationally recognized rating agency; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate will be the Commercial Paper Rate in effect on such Commercial Paper Interest Determination Date.

  "Money Market Yield" shall be a yield (expressed as a percentage) calculated in accordance with the following formula:


                    Money Market Yield =      D X 360       X 100
                                           -------------
                                           360 - (D X M)

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

LIBOR NOTES

  Each LIBOR Note will bear interest at the interest rate (calculated with reference to LIBOR and the Spread or Spread Multiplier, if any) specified in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "LIBOR" means the rate determined in accordance with the following provisions:

    (i) With respect to any LIBOR Interest Determination Date, LIBOR will be either: (a) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the arithmetic mean of the offered rates (unless the Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency having the Index Maturity specified in such Pricing Supplement, commencing on the applicable Interest Reset Date, that appear (or, if only a single rate is required as aforesaid, appears) on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date, or (b) if "LIBOR Telerate" is specified in the applicable Pricing Supplement or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Pricing Supplement as the method for calculating LIBOR, the rate for deposits in the Index Currency having the Index Maturity specified in such Pricing Supplement, commencing on such Interest Reset Date, that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date. If fewer than two such offered rates appear, or if no such rate appears, as applicable, LIBOR on such LIBOR Interest Determination Date will be determined in accordance with the provisions described in clause (ii) below.

    (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the Designated LIBOR Page as specified in clause (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks in the

  London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity specified in the applicable Pricing Supplement, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity specified in the applicable Pricing Supplement and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

  "Index Currency" means the currency or composite currency specified in the applicable Pricing Supplement as to which LIBOR shall be calculated. If no such currency or composite currency is specified in the applicable Pricing Supplement, the Index Currency shall be United States dollars.

  "Designated LIBOR Page" means (a) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified in such Pricing Supplement (or any other page as may replace such page or such service (or any successor service)) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is specified in the applicable Pricing Supplement or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Pricing Supplement as the method for calculating LIBOR, the display on Dow Jones Markets Limited (or any successor service) on page 3750 if the U.S. dollar is the Index Currency or with respect to any other Index Currency, on the page specified in such Pricing Supplement (or any other page as may replace such page or such service (or any successor service)) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

TREASURY RATE NOTES

  Each Treasury Rate Note will bear interest at the interest rate (calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if
any) specified in the applicable Pricing Supplement.

  Unless otherwise indicated in the applicable Pricing Supplement, "Treasury Rate" means, with respect to any Treasury Interest Determination Date, the rate from the most recent auction of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable Pricing Supplement as published in H.15(519) under the heading "Treasury Bills--Auction Average (Investment)" or, if not so published by 3:00 P.M., New York City time, on the related Calculation Date, the auction average rate of such Treasury Bills (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. If the results of the auction of Treasury Bills having the Index Maturity specified in the applicable Pricing Supplement are not reported as provided above by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held, then the Treasury Rate will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates as of approximately 3:30 P.M., New York City time, on such Treasury Interest Determination Date, of three leading primary United States government securities dealers (which may include any of the Agents or their affiliates; each, a "Reference Dealer") selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the specified Index

Maturity; provided, however, that if the Reference Dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate will be the Treasury Rate in effect on such Treasury Interest Determination Date.

CD RATE NOTES

  Each CD Rate Note will bear interest at the interest rate (calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any) specified in the applicable Pricing Supplement.

  Unless otherwise indicated in the applicable Pricing Supplement, "CD Rate" means, with respect to any CD Interest Determination Date, the rate on such date for negotiable U.S. dollar certificates of deposit having the Index Maturity specified in the applicable Pricing Supplement as published in H.15(519) under the heading "CDs (Secondary Market)." If such rate is not so published by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate will be the rate on such CD Interest Determination Date for negotiable U.S. dollar certificates of deposit having the Index Maturity specified in the applicable Pricing Supplement as published in Composite Quotations under the heading "Certificates of Deposit." If such rate is neither published in H.15(519) or in Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, the CD Rate on such CD Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Interest Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York (which may include any of the Agents or their affiliates) selected by the Calculation Agent for negotiable U.S. dollar certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable U.S. dollar certificates of deposit) with a remaining maturity closest to the Index Maturity specified in the applicable Pricing Supplement in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate will be the CD Rate in effect on such CD Interest Determination Date.

FEDERAL FUNDS RATE NOTES

  Each Federal Funds Rate Note will bear interest at the interest rate (calculated with reference to the Federal Funds Effective Rate and the Spread or Spread Multiplier, if any) specified in the applicable Pricing Supplement.

  Unless otherwise indicated in the applicable Pricing Supplement, "Federal Funds Effective Rate" means, with respect to any Federal Funds Interest Determination Date, the rate on that date for Federal Funds having the Index Maturity specified in the applicable Pricing Supplement as published in H.15(519) under the heading "Federal Funds (Effective)." If such rate is not so published by 9:00 A.M., New York City time, on the related Calculation Date, then the Federal Funds Effective Rate will be the rate on such Federal Funds Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is neither published in H.15(519) or in Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the Federal Funds Effective Rate on such Federal Funds Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates as of 9:00 A.M., New York City time, on such Federal Funds Interest Determination Date for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York (which may include any of the Agents or their affiliates) selected by the Calculation Agent; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Effective Rate will be the Federal Funds Effective Rate in effect on such Federal Funds Interest Determination Date.

PRIME RATE NOTES

  Each Prime Rate Note will bear interest at the interest rate (calculated with reference to the Prime Rate and the Spread or Spread Multiplier, if any) specified in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "Prime Rate" means, with respect to any Prime Rate Interest Determination Date, the rate on such date as is published in H.15(519) under the heading "Bank Prime Loan." If such rate is not published prior to 3:00 P.M., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page (as defined below) as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 Page for such Prime Rate Interest Determination Date, then the Prime Rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent. If fewer than four such quotations are so provided, then the Prime Rate shall be the arithmetic mean of four prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date as furnished in The City of New York by the major money center banks, if any, that have provided such quotations and by a reasonable number of substitute banks or trust companies to obtain four such prime rate quotations, provided such substitute banks or trust companies are organized and doing business under the laws of the United States, or any State thereof, each having total equity capital of at least $500,000,000 and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks or trust companies so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

  "Reuters Screen USPRIME1 Page" means the display designated as page "USPRIME1" on the Reuter Monitor Money Rates Service (or any successor service) or such other page as may replace the USPRIME1 Page on the Reuter Monitor Money Rates Service (or any successor service) for the purpose of displaying prime rates or base lending rates of major United States banks.

CMT RATE NOTES

  Each CMT Rate Note will bear interest at the interest rate (calculated with reference to the CMT Rate and the Spread or Spread Multiplier, if any) specified in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "CMT Rate" means, with respect to any CMT Rate Interest Determination Date, the rate displayed on the Designated CMT Telerate Page under the caption " . . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the weekly or monthly average, as specified in the applicable Pricing Supplement, for the week or the month, as applicable, ended immediately preceding the week or month, as applicable, in which the related CMT Rate Interest Determination Date occurs. If such rate is no longer displayed on the relevant page or is not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published or is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date reported, according to their written records, by three Reference Dealers in The City of New York selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining maturity closest to the Index Maturity specified in the applicable Pricing Supplement and in an amount that is representative for a single transaction in that market at that time. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers so selected by the Calculation Agent are quoting as mentioned herein, the CMT Rate determined as of such CMT Rate Interest Determination Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent will obtain quotations for the Treasury Note with the shorter remaining term to maturity and will use such quotations to calculate the CMT Rate as set forth above.

  "Designated CMT Telerate Page" means the display on Dow Jones Markets Limited (or any successor service) on the page specified in the applicable Pricing Supplement (or any other page as may replace such page on that service (or any successor service) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable Pricing Supplement, the Designated CMT Telerate Page shall be 7052, for the most recent week.

  "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either one, two, three, five, seven, 10, 20 or 30 years) specified in the applicable Pricing Supplement with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Pricing Supplement, the Designated CMT Maturity Index shall be two years.

BOOK-ENTRY NOTES

  Upon issuance, all Book-Entry Notes of like tenor and having the same Issue Date will be represented by one or more permanent global Notes in definitive, fully registered form without interest coupons (the "Global Notes"). Each Global Note representing Book-Entry Notes will be deposited with the Trustee, as custodian for, and registered in the name of, a nominee of The Depository Trust Company, as Depositary (the "Depositary"), located in the Borough of Manhattan, The City of New York.

  Ownership of beneficial interests in Book-Entry Notes will be limited to persons who have accounts with the Depositary ("participants") or persons who hold interests through participants. Ownership of beneficial interests in Book-Entry Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary or its nominee (with respect to interests of participants) and the records of participants (with respect to persons other than participants). The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer Book-Entry Notes.

  So long as the Depositary, or its nominee, is the registered owner or holder of a Global Note, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Note for all purposes under the Indenture and the Notes. No beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with the Depositary's applicable procedures, in addition to those provided for under the Indenture.

  CSX has been advised by the Depositary that upon the issuance of Global Notes representing Book-Entry Notes, and the deposit of such Global Notes with the Depositary, the Depositary will immediately credit, on its book-entry registration and transfer system, the respective principal amounts of the Book-Entry Notes represented by such Global Notes to the accounts of participants. The accounts to be credited shall be designated by the soliciting Agent, or by CSX, if such Notes are offered and sold directly by CSX.

  Payments of principal of and any premium and interest on Book-Entry Notes will be made to the Depositary or its nominee, as the case may be, as the registered owner thereof. Such payments to the Depositary or its nominee, as the case may be, will be made in immediately available funds at the offices of The Chase Manhattan Bank, as Paying Agent, in the Borough of Manhattan, The City of New York, provided that, in the case of payments of principal and any premium, the Global Notes are presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. None of CSX, the Trustee or any agent of CSX or the Trustee will have any responsibility or liability for any aspect of the Depositary's records or any participant's records relating to or payments made on account of Book-Entry Notes or for maintaining, supervising or reviewing any of the Depositary's records or any participant's records relating to such Book-Entry Notes.

  CSX expects that the Depositary or its nominee upon receipt of any payment of principal of or any premium or interest in respect of a Global Note, will immediately credit, on its book-entry registration and transfer system, accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Notes as shown on the records of the Depositary or its nominee. CSX also expects that payments by participants to owners of beneficial interests in Book-Entry Notes held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name", and will be the responsibility of such participants.

  Transfers between participants in the Depositary will be effected in the ordinary way in accordance with the Depositary's rules and will be settled in same-day funds.

  CSX expects that the Depositary will take any action permitted to be taken by a Holder (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account or accounts the Depositary interests in a Global Note are credited and only in respect of such portion of the aggregate principal amount of the Note as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Notes, the Depositary will exchange the applicable Global Note for Definitive Notes, which it will distribute to its participants.

  CSX understands that the Depositary is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code, and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among participants through electronic book-entry changes in accounts of its participants and certain other organizations, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers (including the Agents), banks, trust companies, clearing corporations, and certain other organizations, some of whom (or their representatives) own interests in the Depositary. Indirect access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

  Although the Depositary is expected to follow the foregoing procedures in order to facilitate transfers of interests in a Global Note among participants of the Depositary, it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither CSX nor the Trustee will have any responsibility for the performance by the Depositary or its respective participants or indirect participants of its respective obligations under the rules and procedures governing their operations.

  The Global Notes representing Book-Entry Notes may not be transferred except as a whole by a nominee of the Depositary to the Depositary or to another nominee of the Depository, or by the Depository or such nominee to a successor of the Depositary or a nominee of such successor.

  The Global Notes representing Book-Entry Notes are exchangeable for definitive Notes in registered form, of like tenor and of an equal aggregate principal amount, only if (x) the Depositary notifies CSX that it is unwilling or unable to continue as Depositary for such Global Note or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by CSX within 90 days, (y) CSX in its sole discretion determines that such Book-Entry Notes shall be exchangeable for definitive Notes in registered form or (z) any event shall have happened and be continuing which, after notice or lapse of time, or both, would become an Event of Default with respect to the Notes. Any Global Note representing Book-Entry Notes that is exchangeable pursuant to the preceding sentence shall be exchangeable in whole for definitive Notes in registered form, of like tenor and of an equal aggregate principal amount, in denominations of U.S. $1,000 and integral multiples of U.S. $1,000 in excess thereof, or, in the case of Foreign Currency Notes, in the denominations indicated in the applicable Pricing Supplement. Upon the exchange of a Global Note for Definitive Notes, such Global Note shall be canceled by the Trustee and the Definitive Notes shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its participants, any indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Notes to the persons in whose names such Notes are so registered and shall recognize such persons as the Holders thereof.

  Except as provided above, owners of Book-Entry Notes will not be entitled to receive physical delivery of Notes in definitive form and will not be considered the Holders thereof for any purpose under the Indenture, and no Global Note representing Book-Entry Notes shall be exchangeable, except for another Global Note of like denomination and tenor to be registered in the name of the Depositary or its nominee. Accordingly, each person owning a Book-Entry Note must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a Holder under such Global Note or the Indenture. The Indenture provides that the Depositary, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture. CSX understands that under existing industry practices, in the event that CSX requests any action of Holders or an owner of a Book-Entry Note desires to give or take any action a Holder is entitled to give or take under the Indenture, the Depositary would authorize the participants owning the relevant Book-Entry Notes to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

             SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES

GENERAL

  The following provisions which apply to Foreign Currency Notes supplement the description of general terms and provisions of Debt Securities set forth in the accompanying Prospectus and elsewhere in this Prospectus Supplement. For a description of certain risks associated with Foreign Currency Notes, see "Foreign Currency Risks."

  The authorized denominations for particular Foreign Currency Notes will be indicated in the applicable Pricing Supplement.

  Specific information pertaining to the foreign currency or currency unit in which a particular Foreign Currency Note is denominated, including historical exchange rates, risk factors and a description of the currency or currency unit and any exchange controls, will be described in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, purchasers are required to pay for Foreign Currency Notes in the Specified Currency. If requested, on or prior to the fifth Market Day preceding the date of delivery of the Notes, or by such other day as determined by the Agent who presented such offer to purchase Notes to CSX, such Agent is prepared to arrange for the conversion of U.S. dollars into the Specified Currency to enable the purchasers to pay for the Notes. Each such conversion will be made by such Agent on such terms and subject to such conditions, limitations and charges as such Agent may from time to time establish in accordance with its regular foreign exchange practices. All costs of exchange will be borne by the purchasers of the Foreign Currency Notes.

PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST

  The principal of and any premium and interest on Foreign Currency Notes are payable by CSX in U.S. dollars. Unless otherwise specified in the applicable Pricing Supplement, the Exchange Rate Agent (as defined below) will obtain the quotations necessary to convert the amount of all payments of principal of and any premium and interest on Foreign Currency Notes from the Specified Currency to U.S. dollars. Unless otherwise specified in the applicable Pricing Supplement, however, the Holder of a Foreign Currency Note may elect to receive such payments in the Specified Currency as described below.

  Any U.S. dollar amount to be received by a Holder of a Foreign Currency Note will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Market Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all Holders of Foreign Currency Notes scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, payments will be made in the Specified Currency. All currency exchange costs will be borne by the Holder of the Foreign Currency Note by deductions from such payments. "Exchange Rate Agent" means the agent appointed by CSX to obtain the quotations necessary to convert the amount of principal and any premium and interest payments on Foreign Currency Notes from the Specified Currency into U.S. dollars. Unless otherwise indicated in the applicable Pricing Supplement, the Exchange Rate Agent will be The Chase Manhattan Bank.

  Unless otherwise specified in the applicable Pricing Supplement, a Holder of a Foreign Currency Note may elect to receive payment of the principal of and any premium and interest on such Note in the Specified Currency by filing a written request, signature guaranteed, for such payment at the office of The Chase Manhattan Bank, as Paying Agent, in the Borough of Manhattan, The City of New York, on or prior to the Regular Record Date or at least sixteen days prior to Maturity, as the case may be. A Holder of a Foreign Currency Note may make such election with respect to all principal and any premium and interest payments and need not file a separate election for each payment. Such election will remain in effect until changed by written notice to the Paying Agent, but written notice of any such change must be received by the Paying Agent on or prior to the relevant Regular Record Date or at least sixteen days prior to Maturity, as the case may be. Any such election or change thereof will be deemed to be made for all Foreign Currency Notes denominated in such Specified Currency which are registered in the name of such Holder, unless such Holder specifies in such written request the particular Foreign Currency Notes with regard to which such election or change thereof shall not apply. Holders of Foreign Currency Notes whose Notes are to be held in the name of a broker or nominee should contact such broker or nominee to determine whether and how an election to receive payments in the Specified Currency may be made.

  Except as described below, principal of and any premium and interest on Foreign Currency Notes paid in U.S. dollars will be paid in the manner specified in the accompanying Prospectus and this Prospectus Supplement for principal of and any premium and interest on Notes denominated in U.S. dollars, and principal of and any premium and interest on Foreign Currency Notes paid in a Specified Currency will be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. All checks payable in a Specified Currency will be drawn on a bank office located outside the United States. In addition, payments in U.S. dollars of principal of and any premium and interest on a Foreign Currency
Note in which the equivalent of U.S. $10,000,000 or more has been invested may, at the request of the Holder thereof, be made in immediately available funds at the offices of The Chase Manhattan Bank, as Paying Agent, in the Borough of Manhattan, The City of New York, provided that, in the case of payments of principal and any premium, such Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Also, payments in a Specified Currency of principal of and any premium and interest on a Foreign Currency Note in which the equivalent of U.S. $10,000,000 or more has been invested may, at the request of the Holder thereof, be made by wire transfer to an account with a bank located in the country of the Specified Currency, as shall have been designated on or prior to the relevant Regular Record Date or at least sixteen days prior to Maturity, as the case may be, provided that, in the case of payments of principal and any premium, the Note is presented at the offices of The Chase Manhattan Bank, as Paying Agent, in the Borough of Manhattan, The City of New York in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Any request of a Holder in accordance with this paragraph must be transmitted to the Paying Agent on or prior to the relevant Regular Record Date or at least sixteen days prior to Maturity, as the case may be. Such request may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. Such Holder may make such election for all principal and any premium and interest payments and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Paying Agent but written notice of any such revocation must be received by the Paying Agent on or prior to the relevant Regular Record Date or at least sixteen days prior to Maturity, as the case may be.

  Unless otherwise specified in the applicable Pricing Supplement, a beneficial owner of a Global Note or Notes representing Book-Entry Notes denominated in a Specified Currency that elects to receive payments of principal, premium or interest in such Specified Currency must notify the participant through which its interest is held on or prior to the applicable Record Date, in the case of a payment of interest, and at least sixteen days prior to Maturity, in the case of a payment of principal or premium, of such beneficial owner's election to receive such payment in such Specified Currency. Such participant must notify the Depositary of such election on or prior to the third Business Day after such Record Date or at least twelve days prior to Maturity, as the case may be, and the Depositary will notify the Paying Agent of such election on or prior to the fifth Business Day after such Record Date or at least ten days prior to the Maturity Date, as the case may be. If complete instructions are received by the participant from the beneficial owner and forwarded by the participant to the Depositary, and by the Depositary to the Paying Agent, on or prior to such dates, then such beneficial owner will receive payments in the applicable Specified Currency.

PAYMENT CURRENCY

  If a Specified Currency is not available for the payment of principal or any premium or interest with respect to a Foreign Currency Note due to the imposition of exchange controls or other circumstances beyond the control of CSX or is no longer used by the government of the country issuing such Specified Currency for the settlement of transactions by public institutions of or within the international business community, CSX will be entitled to satisfy its obligations to Holders of Foreign Currency Notes by making such payment in U.S. dollars on the basis of the Market Exchange Rate two Business Days prior to the date of such payment, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate.

  If payment in respect of a Foreign Currency Note is required to be made in any currency unit (e.g., European Currency Unit or Euro), and such currency unit is unavailable due to the imposition of exchange controls or is no longer used by the monetary authority issuing such currency unit or other circumstances beyond the reasonable control of CSX, CSX will be entitled to satisfy its obligations to the Holder of such Foreign Currency Note by making such payment in U.S. dollars. The amount of each payment in U.S. dollars shall be computed by the Exchange Rate Agent on the basis of the equivalent of the currency unit in U.S. dollars. The component currencies of the currency unit for this purpose (collectively, the "Component Currencies" and each, a "Component Currency") shall be the currency amounts that were components of the currency unit as of the last day on which the currency unit was used. The equivalent of the currency unit in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Component Currencies. The U.S. dollar equivalent of each of the Component Currencies shall be determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate for each such Component Currency, or as otherwise specified in the applicable Pricing Supplement.

  If the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of the currency as a Component Currency shall be divided or multiplied in the same proportion. If two or more Component Currencies are consolidated into a single currency, the amounts of those currencies as Component Currencies shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such single currency. If any Component Currency is divided into two or more currencies, the amount of the original Component Currency shall be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original Component Currency.

  Any payment made in U.S. dollars under such circumstances where the required payment is in a Specified Currency other than U.S. dollars will not constitute an Event of Default under the Indenture with respect to the Notes.

  All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holders of the Foreign Currency Notes.

                       SUPPLEMENTAL PLAN OF DISTRIBUTION

  Unless otherwise specified in the applicable Pricing Supplement, the Agents shall be Chase Securities Inc., BancAmerica Robertson Stephens, Credit Suisse First Boston Corporation, Goldman, Sachs & Co., Lehman Brothers Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, NationsBanc Montgomery Securities LLC and Salomon Brothers Inc. Under the terms of a Distribution Agreement, dated April 22, 1998 (the "Distribution Agreement"), among CSX and the Agents, the Notes may be offered on a continuing basis by CSX through the Agents, each of which has agreed to use its best efforts to solicit purchases of the Notes. CSX will pay each Agent a commission of from .125% to .750% of the principal amount of each Note sold through such Agent, depending on its Stated Maturity. Commissions with respect to Notes with Stated Maturities in excess of 30 years that are sold through an Agent will be negotiated between the Company and such Agent at the time of such sale. CSX has reserved the right to sell Notes directly to investors on its own behalf. No commission will be payable nor will a discount be allowed on any sales made directly by CSX. CSX will have the sole right to accept offers to purchase Notes and may reject any such offer, in whole or in part. Each Agent shall have the right, in its discretion reasonably exercised, to reject any offer to purchase Notes received by it, in whole or in part. CSX also may sell Notes to any Agent, acting as principal, at a discount to be agreed upon at the time of sale, for resale to one or more investors at varying prices related to prevailing market prices at the time of such resale, as determined by such Agent or, if so agreed by CSX and the applicable Agent and specified in the applicable Pricing Supplement, at a fixed public offering price. The offering price and other selling terms may from time to time be varied by such Agent.

  Unless otherwise indicated in the applicable Pricing Supplement, payment of the purchase price of Notes, other than Foreign Currency Notes, will be required to be made in funds immediately available in The City of New York. With respect to payment of the purchase price of Foreign Currency Notes, see "Special Provisions Relating to Foreign Currency Notes--General."

  The Agents may be deemed to be "underwriters" within the meaning of the Securities Act. CSX has agreed to indemnify the Agents against and contribute toward certain liabilities, including liabilities under the Securities Act. CSX has agreed to reimburse the Agents for certain expenses.

  In addition to offering Notes through the Agents as described herein, other Securities that have terms substantially similar to the terms of the Notes offered hereby (but constituting one or more separate series of Securities for purposes of the Indenture) may in the future be offered, concurrently with the offering of the Notes, on a continuing basis outside the United States by CSX. The aggregate principal amount of Notes offered hereby is subject to reduction as a result of the sale by CSX of other Securities, including the sale outside the United States of any other series of medium-term notes.

  The Notes will not be listed on any securities exchange, unless otherwise indicated in the applicable Pricing Supplement, and there can be no assurance that the Notes offered by this Prospectus Supplement will be sold or that there will be a secondary market for the Notes.

  In connection with certain offerings of the Notes, the Agents may engage in overallotment, stabilizing transactions and short covering transactions. Overallotment involves sales in excess of the offering size, which creates a short position for the Agent(s). Stabilizing transactions involve bids to purchase the Notes in the open market for the purpose of pegging, fixing or maintaining the price of the Notes. Short covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Such stabilizing transactions and short covering transactions may cause the price of the Notes to be higher than it would otherwise be in the absence of such transactions. Such activities, if commenced, may be discontinued at any time.

  In the ordinary course of business, the Agents and their affiliates have engaged in and may in the future engage in investment banking and general financing and banking transactions with the Company and certain of its affiliates. In particular, affiliates of certain of the Agents participate in certain of the Company's credit facilities and, accordingly, if any proceeds from the sale of the Notes are applied by the Company to repay amounts borrowed under such facilities, such affiliates will receive their proportionate share of the amounts repaid.

                             VALIDITY OF THE NOTES

  The validity of the Notes offered hereby will be passed upon for CSX by McGuire, Woods, Battle & Boothe LLP, Richmond, Virginia. Certain legal matters will be passed upon for the Agents by Shearman & Sterling, New York, New York. The opinions of McGuire, Woods, Battle & Boothe LLP and Shearman & Sterling will be conditioned upon, and subject to certain assumptions regarding, future action required to be taken by CSX and the Trustee in connection with the issuance and sale of any particular Note, the specific terms of Notes and other matters which may affect the validity of Notes but which cannot be ascertained on the date of such opinions. Robert L. Burrus, Jr., a partner of McGuire, Woods, Battle & Boothe LLP, is a director of the Company and owns 7201 shares of the Company's Common Stock.

PROSPECTUS

                           [LOGO OF CSX CORPORATION]
                            SENIOR DEBT SECURITIES,
                      DEBT WARRANTS AND CURRENCY WARRANTS

  CSX Corporation (the "Company" or "CSX") may offer from time to time its senior debt securities (the "Debt Securities"), warrants to purchase Debt Securities (the "Debt Warrants") and warrants to receive from the Company the cash value in U.S. dollars of the right to purchase ("Currency Call Warrants") and to sell ("Currency Put Warrants" and, together with the Currency Call Warrants, the "Currency Warrants") such foreign currencies or units of two or more currencies as shall be designated by the Company at the time of offering, from which the Company will receive proceeds of up to U.S. $500,000,000 (or the equivalent in foreign denominated currencies or units of two or more currencies, based on the applicable exchange rate at the time of offering, as shall be designated by the Company at the time of offering). The Debt Securities, Debt Warrants and Currency Warrants, which are collectively called the "Securities", may be offered either together or separately and in one or more series, in amounts, at prices and on terms to be determined at the time of the offering. Each issue of Securities may vary, where applicable, as to aggregate principal amount, maturity date, public offering or purchase price, interest rate or rates and timing of payments thereof, provision for redemption or sinking fund requirements, if any, currencies of denomination or currencies otherwise applicable thereto and any other variable terms and methods of distribution. The specific terms with regard to the Securities in respect of which this Prospectus is being delivered are set forth in one or more accompanying Prospectus Supplements (each a "Prospectus Supplement").

  The Debt Securities will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of the Company.

  The Debt Securities may be issued in registered form ("Registered Debt Securities") or bearer form with coupons attached ("Bearer Debt Securities"), or both. In addition, all or a portion of the Debt Securities of a series may be issuable in temporary or permanent global form. Bearer Debt Securities, Debt Securities represented by a permanent global Debt Security exchangeable for Bearer Debt Securities and Debt Securities initially represented by a temporary global Debt Security described under "Description of Debt Securities--Temporary Global Debt Securities" (collectively, "Euro-Debt Securities") are offered only to Non-United States persons and to offices of certain United States financial institutions located outside the United States and its possessions. See "Limitations on Issuance of Euro-Debt Securities." For a discussion of certain United States federal income tax consequences to Holders of Debt Securities, see "United States Taxation."

                               ----------------

  THESE SECURITIES HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY THE  SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS  THE
      SECURITIES  AND  EXCHANGE  COMMISSION   OR  ANY  STATE   SECURITIES
        COMMISSION  PASSED  UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS
          PROSPECTUS.  ANY  REPRESENTATION  TO  THE  CONTRARY  IS   A
            CRIMINAL OFFENSE.

                               ----------------

  The Company may sell Securities to one or more underwriters for public offering and sale by them or may sell Securities to investors directly or through agents. See "Plan of Distribution." The accompanying Prospectus Supplement sets forth the names of any underwriters, dealers or agents involved in the sale of the Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them.

                 The date of this Prospectus is April 22, 1998

                             AVAILABLE INFORMATION

  The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's Regional Offices in New York (Seven World Trade Center, 13th Floor, New York, New York 10048), and Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661). Copies of these materials may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Reports, proxy statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, where the Company's common stock is listed.

  This Prospectus constitutes a part of a Registration Statement on Form S-3, as amended (the "Registration Statement"), filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the Securities. Statements contained herein concerning the provisions of any documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Company's Annual Report on Form 10-K for the fiscal year ended December 26, 1997 and Current Report on Form 8-K dated April 22, 1998 have been filed by the Company with the Commission and are incorporated herein by reference.

  All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this Prospectus and prior to the termination of any offering of securities made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the respective dates of filing of such documents. Any statement contained herein or in a document, all or any part of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement or document so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus. As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated or deemed incorporated by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete and are qualified in all respects by reference to all of the provisions of such contract or other document.

  The Company will furnish without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents described above that are incorporated by reference herein other than exhibits to such documents which are not specifically incorporated by reference in such documents. Written or telephone requests should be directed to: Alan A. Rudnick, Vice President--General Counsel and Corporate Secretary, CSX Corporation, One James Center, 901 East Cary Street, Richmond, Virginia 23219, telephone number (804) 782-1400.

                                CSX CORPORATION

  CSX Corporation, headquartered in Richmond, Virginia, is a Fortune 500 transportation company providing multimodal freight transportation and contract logistics services around the world. CSX's unique combination of rail, container-shipping, barging, intermodal and logistics services offers shippers global reach unmatched by any other freight transportation company. The Company's goal, advanced at each of its business units, is to provide efficient, competitive transportation and related services for customers and to deliver superior value to CSX shareholders.

  The Company's holdings include: CSX Transportation, Inc. ("CSXT"), Sea-Land Service, Inc. ("Sea-Land"), CSX Intermodal, Inc. ("CSXI"), American Commercial Lines LLC ("ACL") and Customized Transportation, Inc. ("CTI"). The Company's non-transportation interests include: The Greenbrier, the Grand Teton Lodge Company, and CSX Real Property, Inc. CSX also holds a majority interest in Yukon Pacific Corporation. In 1997, CSX generated more than $10.6 billion of operating revenue and nearly $1.6 billion of operating income.

  CSXT is a major eastern railroad, providing rail freight transportation over a network of approximately 18,300 route miles in 20 states in the East, Midwest and South; and in Ontario, Canada. Headquartered in Jacksonville, Florida, CSXT accounted for 47% of CSX's operating revenue and 78% of operating income in 1997.

  Sea-Land is the largest U.S.-based ocean carrier and a leader in the global shipping industry. The carrier operates a fleet of 98 container ships and approximately 220,000 containers in U.S. and foreign trade and serves 120 ports. In addition, Sea-Land operates 28 marine terminal facilities across its global network. Headquartered in Charlotte, North Carolina, Sea-Land accounted for 37% of CSX's operating revenue and 18% of operating income in 1997.

  ACL, headquartered in Jeffersonville, Indiana, is a family of marine companies providing a wide range of services to the shipping public and other inland waterway carriers. ACL is a leader in barge transportation, operating 135 towboats and more than 3,800 barges on U.S. and South American waterways. Additionally, ACL operates marine construction facilities, river terminals and communications services. ACL accounted for 6% of CSX's operating revenue and 4% of operating income in 1997.

  CSXI provides transcontinental intermodal transportation services and operates a network of dedicated intermodal facilities across North America. Every week, CSXI runs more than 300 dedicated trains between its 33 terminals. CSXI contributed 6% of CSX's operating revenue and 3% of operating income in 1997.

  CTI is one of the nation's leading third-party logistics providers, offering inventory management, distribution, warehousing, assembly and just-in-time delivery services. The fastest growing unit of CSX, CTI provided 4% of CSX's operating revenue and 1% of operating income in 1997.

  Resort holdings include the Mobil Five-Star and AAA Five-Diamond hotel, The Greenbrier in White Sulphur Springs, West Virginia, and the Grand Teton Lodge Company in Moran, Wyoming. CSX Real Property, Inc. is responsible for sales, leasing and development of CSX-owned properties. CSX holds a majority interest in Yukon Pacific Corporation, which is promoting construction of the Trans-Alaska Gas System to transport Alaska's North Slope natural gas to Valdez for export to Asian markets.

  The Company was incorporated in Virginia in 1978. The Company's principal executive offices are located at One James Center, 901 East Cary Street, Richmond, Virginia 23219 (telephone 804-782-1400). Unless the context indicates otherwise, references herein to the Company or CSX are to CSX Corporation and its consolidated subsidiaries.

CONRAIL ACQUISITION

  In April 1997, CSX and Norfolk Southern Corporation, a Virginia corporation ("Norfolk Southern"), entered into an agreement providing for their joint acquisition of Conrail Inc., a Pennsylvania corporation ("Conrail"), and the division of its routes and other assets.

  Under the terms of the agreement, CSX and Norfolk Southern acquired all outstanding shares of Conrail not already owned by them for $115 per share in cash during the second quarter of 1997. CSX and Norfolk Southern each possess 50% of the voting and management rights of a jointly owned acquisition company, and non-voting equity is divided between the parties to achieve overall economic allocations of 42% for CSX and 58% for Norfolk Southern. Following approval by the Surface Transportation Board ("STB") as described below, Conrail's assets will be segregated within Conrail, and CSX and Norfolk Southern will each benefit from the operation of a specified portion of the Conrail routes and other assets through the use of various operating arrangements. Certain Conrail assets will be operated for the joint benefit of CSX and Norfolk Southern.

  The total cost of acquiring the outstanding shares of Conrail under the joint CSX/Norfolk Southern agreement was approximately $9.8 billion. Pursuant to the agreement, CSX has paid 42%, or approximately $4.1 billion, and Norfolk Southern has paid 58%, or approximately $5.7 billion, of such cost. Including its capitalized transaction costs, CSX's total purchase price was approximately $4.2 billion.

  The Conrail shares have been placed in a voting trust pending STB approval of the joint acquisition, control and division of Conrail. The exercise of control over Conrail by CSX and Norfolk Southern remains subject to a number of conditions and approvals, including approval by the STB, which has the authority to modify contract terms and impose additional conditions. CSX and Norfolk Southern filed an application for control of Conrail with the STB in June 1997. The STB has adopted a schedule that contemplates a decision in late July 1998. CSX believes that the STB will approve the joint application for control without imposing onerous conditions. However, should the application not be approved by the STB, or should the STB impose onerous approval conditions, the closing may be delayed, or CSX may be required to, or may choose to, dispose of some or all of its investment in Conrail in a manner that could cause CSX to incur a loss on its investment in Conrail.

  Because of the time required to obtain necessary regulatory and other approvals, CSX does not expect integrated operations to have a significant effect on operating and financial results prior to fiscal 1999. The primary impact of the Conrail transaction on net earnings prior to the integration of operations will be the after-tax effect of CSX's share of Conrail's net earnings, reported under the equity method of accounting, less amortization of the excess purchase price and interest on debt incurred to acquire the Conrail investment. Net cash flow prior to operational integration is expected to be reduced by interest payments on the acquisition debt. At December 26, 1997, the average interest rate on debt incurred to acquire Conrail shares was approximately 6.9%. The degree of negative impact on net earnings and net cash flow during 1998 will depend primarily on the net earnings reported by Conrail and the average interest rate and timing of interest payments on the related debt.

                          FORWARD-LOOKING STATEMENTS

  This Prospectus contains statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Those statements appear in number of places in this Prospectus and include statements under "CSX Corporation" regarding the intent, belief or current expectations of CSX, its directors or its officers with respect to, among other things: the operational integration of Conrail, the timing and outcome of regulatory and other approvals related to the joint acquisition, control and division of Conrail by CSX and Norfolk Southern and the impact of the Conrail transaction on the financial condition and results of CSX. Estimates, forecasts and other forward-looking statements included, or incorporated by reference in, this Prospectus are based on estimates and assumptions about complex economic and operating factors with respect to industry performance, general business and economic conditions and other matters that cannot be predicted accurately and that are subject to contingencies over which CSX has no control. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of CSX to differ materially from any future results, performance or achievements expressed or implied by such statements. Certain of those risks, uncertainties and other important factors that could cause actual results to differ materially include: future economic conditions in the markets in which CSX and Conrail operate; financial market conditions; inflation rates; changing competition; changes in the economic regulatory climate in the U.S. railroad industry; the ability to eliminate duplicative administrative functions; and adverse changes in applicable laws, regulations or rules governing environmental, tax or accounting matters. These forward-looking statements speak only as of the date of this Prospectus. CSX disclaims any obligation or undertaking to disseminate any updates or revisions to any such statement to reflect changes in CSX's expectations or any change in events, conditions or circumstances on which any such statements are based.

                      RATIO OF EARNINGS TO FIXED CHARGES

  The Company's consolidated ratio of earnings to fixed charges for each of the fiscal periods indicated is as follows:

                                           FOR THE FISCAL YEARS ENDED
                                  --------------------------------------------
                                  DEC. 26, DEC. 27, DEC. 29, DEC. 30, DEC. 31,
                                  1997 (B)   1996   1995 (C)   1994   1993 (D)
                                  -------- -------- -------- -------- --------
      Ratio of earnings to fixed
       charges (a)...............   2.9x     4.0x     3.2x     3.1x     2.3x

--------
(a) For purposes of computing the ratio of earnings to fixed charges, earnings represent earnings (loss) before income taxes plus interest expense on indebtedness, amortization of debt discount, the interest portion of fixed rent expense, undistributed earnings of unconsolidated subsidiaries and minority interest expense. Fixed charges include interest on indebtedness (whether expensed or capitalized), amortization of debt discount and the interest portion of fixed rent expense.
(b) Pre-tax earnings for 1997 includes $195 million of net expense associated with the Company's ownership of a 42% interest in Conrail. This net expense includes $236 million of interest expense on indebtedness incurred to acquire the Conrail investment. The Conrail investment is being held in a voting trust pending approval of the joint acquisition, control and division of Conrail by CSX and Norfolk Southern. Excluding the impact of the investment in Conrail, the ratio of earnings to fixed charges would have been 4.4x.
(c) Operating income for 1995 includes a charge of $257 million to recognize the estimated costs of initiatives to revise, restructure and consolidate specific operations and administrative functions at the Company's rail and container-shipping units. Excluding the impact of the charge, the ratio of earnings to fixed charges would have been 3.7x.
(d) Operating income for 1993 includes a charge of $93 million to recognize the estimated costs of restructuring certain operations and functions at the Company's container-shipping unit. Excluding the impact of the charge, the ratio of earnings to fixed charges would have been 2.5x.

                                USE OF PROCEEDS

  The net proceeds from the sale of the Securities will be used for general corporate purposes, which may include capital expenditures, working capital requirements, implementation of work force reductions, improvements in productivity and other cost reductions at the Company's major transportation units, redemptions and repurchases of certain outstanding securities and reduction or refinancing of outstanding indebtedness. Specific allocations of the proceeds to such purposes have not been made as of the date of this Prospectus. The precise amount and timing of the application of proceeds from the sale of Securities will depend upon the funding requirements of the Company and the availability and cost of other funds at the time of such sale. Allocation of the proceeds of a particular series of Securities, or the principal reasons for the offering if no such allocation has been made, will be described in the applicable Prospectus Supplement.

                        DESCRIPTION OF DEBT SECURITIES

  The Debt Securities will be issued under an Indenture dated as of August 1, 1990 between the Company and The Chase Manhattan Bank, as Trustee (the "Trustee"), as supplemented by a First Supplemental Indenture dated as of June 15, 1991, a Second Supplemental Indenture dated as of May 6, 1997 and a Third Supplemental Indenture dated as of April 22, 1998 (such Indenture, as so supplemented, is hereinafter referred to as the "Indenture"). A copy of the Indenture has been filed as an exhibit to, or has been incorporated by reference in, the Registration Statement of which this Prospectus is a part. The following brief summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Indenture, including the definitions therein of certain terms capitalized and not otherwise defined herein.

  The Indenture provides that, in addition to Debt Securities previously issued thereunder, additional Debt Securities may be issued in separate series thereunder without limitation as to aggregate principal amount. The terms of each series of Debt Securities will be established by or pursuant to a resolution of the Board of Directors of the Company and set forth or determined in the manner provided in an Officers' Certificate or by a supplemental indenture. (Section 301)

  The Debt Securities may be issued from time to time in one or more series. The particular terms of each series of Debt Securities offered by a Prospectus Supplement or Prospectus Supplements will be described in such Prospectus Supplement or Prospectus Supplements relating to such series.

  Unless otherwise indicated, currency amounts in this Prospectus and any Prospectus Supplement are stated in United States dollars ("$" or "dollars").

GENERAL

  The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the Debt Securities of each series: (1) the title of the Debt Securities; (2) any limit on the aggregate principal amount of the Debt Securities; (3) whether the Debt Securities are to be issuable as Registered Debt Securities or Bearer Debt Securities or both, whether any of the Debt Securities are to be issuable initially in temporary global form and whether any of the Debt Securities are to be issuable in permanent global form; (4) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the Debt Securities will be issued; (5) the date or dates on which the Debt Securities will mature; (6) the rate or rates per annum at which the Debt Securities will bear interest, if any, or the formula pursuant to which such rate or rates will be determined, and the date or dates from which any such interest will accrue; (7) the Interest Payment Dates on which any such interest on the Debt Securities will be payable and the Regular Record Date for any interest payable on any Registered Debt Securities on any Interest Payment Date; (8) the Person to whom any Registered Debt Securities of such series will be payable, if other than the Person in whose name that Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Debt Security of such series will be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto, and the extent to which, or the manner in which, any interest payable on a temporary global Debt Security on an Interest Payment Date will be paid if other than in the manner described under "Temporary Global Debt Securities" below and the extent to which, or the manner in which, any interest payable on a permanent global Debt Security on an Interest Payment Date will be paid; (9) each office or agency where, subject to the terms of the Indenture as described below under "Payment and Paying Agents," the principal of and any premium and interest on the Debt Securities will be payable and each office or agency where, subject to the terms of the Indenture as described below under "Form, Exchange, Registration and Transfer," the Debt Securities may be presented for registration of transfer or exchange; (10) the period or periods within which and the price or prices at which the Debt Securities may, pursuant to any optional redemption provisions, be redeemed, in whole or in part, and the other detailed terms and provisions of any such optional redemption provisions; (11) the obligation, if any, of the Company to redeem or purchase the Debt Securities pursuant to any sinking fund [or analogous provisions] or at the option of the Holder thereof and the period or periods within which and the price or prices at which the

Debt Securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and the other detailed terms and provisions of such obligation; (12) the denominations in which any Registered Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denomination or denominations in which Bearer Debt Securities will be issuable, if other than denominations of $5,000; (13) the currency or currency unit of payment of principal of and any premium and interest on the Debt Securities; (14) any index used to determine the amount of payments of principal of and any premium and interest on the Debt Securities; (15) any limitation on the application of the terms of the Indenture described below under "Defeasance and Covenant Defeasance;" and (16) any other terms of the Debt Securities not inconsistent with the provisions of the Indenture. (Section 301) Any such Prospectus Supplement or Prospectus Supplements will also describe any special provisions for the payment of additional amounts relating to specified taxes, assessments or other governmental charges in respect of the Debt Securities of such series and whether the Company has the option to redeem the affected Debt Securities rather than pay such additional amounts.

  Debt Securities may be issued as Original Issue Discount Debt Securities. An Original Issue Discount Debt Security is a Debt Security, including any zero-coupon Debt Security, which is issued at a price lower than the amount payable upon the Stated Maturity thereof, and which provides that, upon redemption or acceleration of the Maturity thereof, an amount less than the amount payable upon the Stated Maturity thereof and determined in accordance with the terms of such Debt Security shall become due and payable. Special United States federal income tax considerations applicable to Debt Securities issued at an original issue discount, including Original Issue Discount Debt Securities, and special United States tax considerations applicable to any Debt Securities which are denominated in a currency or currency unit other than United States dollars are described below under "United States Taxation--Original Issue Discount."

  The Debt Securities of each series will be unsecured and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company.

  Debt Securities of a series may also be issued under the Indenture upon the exercise of Debt Warrants issued by the Company. See "Description of Debt Warrants."

  The Indenture does not contain any provisions that may afford the Holders of Debt Securities of any series protection in the event of a highly leveraged transaction or other transaction that may occur in connection with a takeover attempt resulting in a decline in the credit rating of the Debt Securities. Any such provisions, if applicable to the Debt Securities of any series, will be described in the Prospectus Supplement or Prospectus Supplements relating thereto.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

  Debt Securities of a series may be issuable in definitive form solely as Registered Debt Securities, solely as Bearer Debt Securities or as both Registered Debt Securities and Bearer Debt Securities. Unless otherwise indicated in an applicable Prospectus Supplement or Prospectus Supplements, Bearer Debt Securities will have interest coupons attached. The Indenture also will provide that Debt Securities of a series may be issuable in temporary or permanent global form. (Section 201) See "Temporary Global Debt Securities" and "Permanent Global Debt Securities."

  In connection with its sale during the Restricted Period (as defined in Section 1.163-5(c)(2)(i)(D)(7) of the United States Treasury Regulations), no Euro-Debt Security shall be mailed or otherwise delivered to any location in the United States or its possessions. Except as may otherwise be provided in the applicable Prospectus Supplement, a Euro-Debt Security (not including a Debt Security in temporary global form) may be delivered in connection with its sale during the Restricted Period only if the person entitled to physical delivery of such Euro-Debt Security furnishes written certification, in the form required by the Indenture, to the effect that (i) such Euro-Debt Security is owned by a person that is not a United States person (as defined under "Limitations on Issuance of Euro-Debt Securities"), (ii) such Euro-Debt Security is owned by a United States person that is (A) a foreign branch of a United States financial institution within the meaning of Section 1.165-12(c)(1)(v) of the

United States Treasury Regulations (a "Financial Institution") purchasing for its own account or for resale or (B) a United States person who acquired such Euro-Debt Security through the foreign branch of a United States Financial Institution and who holds such Euro-Debt Security through such Financial Institution on the date of such written certification (and, in either case (A) or (B), the Financial Institution has agreed to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as from time to time amended, and the regulations thereunder), or (iii) such Euro-Debt Security is owned by a United States or foreign Financial Institution for the purpose of resale during the Restricted Period. A Financial Institution described in clause (iii) above, whether or not also described in clause (i) or (ii) above, must certify that it has not acquired the Euro-Debt Security for purposes of resale directly or indirectly to a United States person or to any person within the United States or its possessions. In the case of a Euro-Debt Security in permanent global form, such certification must be given in connection with the notation of a beneficial owner's interest therein upon original issuance of such Debt Security or upon exchange of a portion of a temporary global Debt Security. (Section 303) See "Temporary Global Debt Securities" and "Limitations on Issuance of Euro-Debt Securities."

  At the option of the Holder, subject to the terms of the Indenture, Registered Debt Securities of any series will be exchangeable for other Registered Debt Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In addition, if Debt Securities of any series are issuable as both Registered Debt Securities and Bearer Debt Securities, at the option of the Holder, subject to the terms of the Indenture, Bearer Debt Securities (with all unmatured coupons, except as provided below, and with all matured coupons in default) of such series will be exchangeable for Registered Debt Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer Debt Securities surrendered in exchange for Registered Debt Securities between a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest and interest will not be payable in respect of the Registered Debt Security issued in exchange for such Bearer Debt Security, but will be payable only to the Holder of such coupon when due in accordance with the terms of the Indenture. Registered Debt Securities, including Registered Debt Securities received in exchange for Bearer Debt Securities, may not be exchanged for Bearer Debt Securities. (Section 305) Each Bearer Debt Security and coupon will bear a legend to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code." (Section 201)

  Debt Securities may be presented for exchange as provided above, and Registered Debt Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Debt Securities and referred to in an applicable Prospectus Supplement or Prospectus Supplements, without a service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company has appointed the Trustee as Security Registrar. (Section 305) If a Prospectus Supplement or Prospectus Supplements refer to any transfer agents (in addition to the Security Registrar) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if Debt Securities of a series are issuable solely as Registered Debt Securities, the Company will be required to maintain a transfer agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Debt Securities, the Company will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment for such series located outside the United States and its possessions. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities. (Section 1002)

  In the event of any redemption in part, the Company shall not be required to
(i) issue, register the transfer of or exchange any Debt Security during a period beginning at the opening of business 15 days before any selection for redemption of Debt Securities of like tenor and of the series of which such Debt Security is a part, and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of Debt Securities of like tenor and of such series to be redeemed; (ii) register the transfer of or exchange any Registered Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part; or
(iii) exchange any Bearer Debt Security so selected for redemption, except to exchange such Bearer Debt Security for a Registered Debt Security of that series and like tenor which is immediately surrendered for redemption. (Section 305)

PAYMENT AND PAYING AGENTS

  Unless otherwise indicated in an applicable Prospectus Supplement or Prospectus Supplements, principal of and any premium and interest on Bearer Debt Securities will be payable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States and its possessions as the Company may designate from time to time or, at the option of the Holder, by check or by transfer to an account maintained by the payee with a financial institution located outside the United States and its possessions. Unless otherwise indicated in an applicable Prospectus Supplement or Prospectus Supplements, payment of interest on a Bearer Debt Security on any Interest Payment Date will be made only against surrender to the Paying Agent of the coupon relating to such Interest Payment Date. (Section 1001) No payment with respect to any Bearer Debt Security will be made at any office or agency of the Company in the United States or its possessions or by check mailed to any address in the United States or its possessions or by transfer to any account maintained with a financial institution located in the United States or its possessions. Notwithstanding the foregoing, payments of principal of and any premium and interest on Bearer Debt Securities denominated and payable in U.S. dollars will be made at the office of the Paying Agent in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States and its possessions is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002)

  Unless otherwise indicated in an applicable Prospectus Supplement or Prospectus Supplements, principal of and any premium and interest on Registered Debt Securities will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Unless otherwise indicated in an applicable Prospectus Supplement or Prospectus Supplements, payment of interest on a Registered Debt Security on any Interest Payment Date will be made to the Person in whose name such Registered Debt Security (or Predecessor Debt Security) is registered at the close of business on the Regular Record Date for such interest. (Section 307)

  Unless otherwise indicated in an applicable Prospectus Supplement or Prospectus Supplements, the Corporate Trust Office of the Trustee in The City of New York will be designated as a Paying Agent for the Company for payments with respect to Debt Securities of each series which are issuable solely as Registered Debt Securities and as a Paying Agent for payments with respect to Debt Securities of each series (subject to the limitations described above in the case of Bearer Debt Securities) which are issuable solely as Bearer Debt Securities or as both Registered Debt Securities and Bearer Debt Securities. Any Paying Agents outside the United States and its possessions and any other Paying Agents in the United States or its possessions initially designated by the Company for the Debt Securities of each series will be named in an applicable Prospectus Supplement or Prospectus Supplements. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that if Debt Securities of a series are issuable solely as Registered Debt Securities, the Company will be required to maintain a Paying Agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Debt Securities, the Company will be required to maintain (i) a Paying Agent in the Borough of Manhattan, The City of New York for payments with respect to any Registered Debt Securities of the series (and for payments with respect to Bearer Debt Securities of the series in the circumstances described above, but not otherwise), and (ii) a Paying Agent in a Place of Payment located outside the United States and its possessions where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment; provided, however, that if the Debt Securities of such series are listed on The

International Stock Exchange of the United Kingdom and the Republic of Ireland Limited (the "London Stock Exchange"), the Luxembourg Stock Exchange or any other stock exchange located outside the United States and its possessions and such stock exchange shall so require, the Company will maintain a Paying Agent in London, Luxembourg or any other required city located outside the United States and its possessions, as the case may be, for the Debt Securities of such series. (Section 1002)

  All moneys paid by the Company to a Paying Agent for the payment of the principal of and any premium or interest on any Debt Security of any series which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Company and the Holder of such Debt Security or any coupon appertaining thereto will thereafter look only to the Company for payment thereof. (Section 1003)

TEMPORARY GLOBAL DEBT SECURITIES

  If so specified in an applicable Prospectus Supplement or Prospectus Supplements, all or any portion of the Debt Securities of a series issuable as Bearer Debt Securities will initially be represented by one or more temporary global Debt Securities, without interest coupons, to be deposited with the Trustee as custodian for, and registered in the name of, a nominee of the Depositary for the accounts of Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear") and Cedel Bank, societe anonyme ("Cedel Bank"). On and after the date determined as provided in any such temporary global Debt Security and described in an applicable Prospectus Supplement or Prospectus Supplements (the "Exchange Date"), each such temporary global Debt Security will be exchanged for definitive Bearer Debt Securities, definitive Registered Debt Securities or all or a portion of a permanent global Debt Security, or any combination thereof, as specified in an applicable Prospectus Supplement or Prospectus Supplements, but, unless otherwise specified in an applicable Prospectus Supplement or Prospectus Supplements, only upon receipt by the Company of written certification in the form and to the effect described above under "Form, Exchange, Registration and Transfer." No Debt Security delivered in exchange for any portion of a temporary global Debt Security shall be mailed or otherwise delivered to any location in the United States or its possessions in connection with such exchange. (Section 304)

  Unless otherwise specified in an applicable Prospectus Supplement or Prospectus Supplements, interest in respect of any portion of a temporary global Debt Security payable in respect of an Interest Payment Date occurring prior to the issuance of definitive Debt Securities (including a permanent global Debt Security) will be paid to each of Euroclear and Cedel Bank with respect to the portion of the temporary global Debt Security held for its account for which it provides certification in the form described in the Indenture. Each of Euroclear and Cedel Bank will undertake in such circumstances to credit such interest received by it in respect of a temporary global Debt Security to the respective accounts for which it holds such temporary global Debt Security, and for which it has received written certification that, as of the relevant Interest Payment Date, is in the form and to the effect described above under "Form, Exchange, Registration and Transfer." Receipt of such certification shall be deemed to be a request for an interest in a permanent global Debt Security (unless the account holder requests that such portion be exchanged for a definitive Registered Debt Security or Debt Securities or a definitive Bearer Debt Security or Debt Securities). If an Interest Payment Date occurs prior to the issuance of definitive Debt Securities (including a permanent global Debt Security) but on or after the Exchange Date, written certification in the form and to the effect described above under "Form, Exchange, Registration and Transfer" will also be required to obtain an interest payment, and upon receipt of such certificate Euroclear or Cedel Bank, as the case may be, will exchange the portion of the temporary global Debt Security relating to such certification for an interest in a permanent global Debt Security (unless the account holder requests that such portion be exchanged for a definitive Registered Debt Security or Debt Securities or a definitive Bearer Debt Security or Debt Securities).

PERMANENT GLOBAL DEBT SECURITIES

  If any Debt Securities of a series are issuable in permanent global form, the applicable Prospectus Supplement or Prospectus Supplements will describe the circumstances, if any, under which beneficial owners of interests in any such permanent global Debt Security may exchange such interests for Debt Securities of such series and of like tenor and principal amount in any authorized form and denomination. No Bearer Debt Security delivered in exchange for any portion of a permanent global Debt Security shall be mailed or otherwise delivered to any location in the United States or its possessions in connection with such exchange. (Section 305) Principal of and any premium and interest on any permanent global Debt Security will be payable in the manner described in the applicable Prospectus Supplement or Prospectus Supplements.

LIMITATION ON LIENS ON STOCK OF PRINCIPAL SUBSIDIARIES

  The Indenture provides that the Company may not, nor may it permit any Subsidiary to, create, assume, incur or suffer to exist any mortgage, pledge, lien, encumbrance, charge or security interest of any kind upon any stock or indebtedness, whether owned on the date of the Indenture or thereafter acquired, of any Principal Subsidiary, to secure any Obligation (other than the Debt Securities) of the Company, any Subsidiary or any other Person, without in any such case making effective provision whereby all of the outstanding Debt Securities (and other outstanding debt securities issued from time to time pursuant to the Indenture) shall be directly secured equally and ratably with such Obligation. (Section 1005) This provision does not restrict any other property of the Company or its Subsidiaries. The Indenture defines "Obligation" as indebtedness for money borrowed or indebtedness evidenced by a bond, note, debenture or other evidence of indebtedness; "Principal Subsidiary" as CSXT, Sea-Land and ACL; and "Subsidiary" as a corporation a majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company or one or more Subsidiaries, or by the Company and one or more Subsidiaries. (Section 101) The Indenture does not prohibit the sale by the Company or any Subsidiary of any stock or indebtedness of any Subsidiary.

EVENTS OF DEFAULT

  The following will be Events of Default under the Indenture with respect to Debt Securities of any series: (a) failure to pay principal of or any premium on any of the Debt Securities of that series when due; (b) failure to pay any interest on any Debt Security of that series when due, continued for 30 days;
(c) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series; (d) failure to perform any other covenant of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of series of Debt Securities other than that series) continued for 90 days after written notice as provided in the Indenture; (e) certain events of bankruptcy, insolvency or reorganization of the Company; and
(f) any other Event of Default provided with respect to Debt Securities of that series. (Section 501) Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders of Debt Securities of any series or any related coupons unless such Holders shall have offered to the Trustee reasonable indemnity. (Sections 601, 603) Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to Debt Securities of that series. (Section 512)

  If an Event of Default with respect to Debt Securities of any series at the time Outstanding shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series may declare the principal of all such Outstanding Debt Securities, or, if any such Debt Securities are Original Issue Discount Debt Securities, such lesser amount as may be described in an applicable Prospectus Supplement or Prospectus Supplements, of all the Debt Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of Outstanding Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been cured or waived. (Section 502)

  No Holder of any Debt Securities of any series or any related coupons will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to Debt Securities of that series, the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a Holder of an Outstanding Debt Security of that series for enforcement of payment of the principal of, or any premium or interest on, such Debt Security on or after the respective due dates expressed in such Debt Security. (Sections 507, 508)

  The Company is required to furnish to the Trustee annually a statement as to performance or fulfillment of covenants, agreements or conditions in the Indenture and as to the absence of default. (Section 1004)

MEETINGS, MODIFICATION AND WAIVER

  Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series affected (voting as one class) by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on any Debt Security, (b) reduce the principal amount of, or premium or interest on, any Debt Security, (c) change any obligation of the Company to pay additional amounts, (d) reduce the amount of principal of an Original Issue Discount Debt Security payable upon acceleration of the Maturity thereof, (e) change the coin or currency in which any Debt Security or any premium or interest thereon is payable, (f) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security,
(g) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, (h) reduce the requirements contained in the Indenture for quorum or voting, (i) change any obligation of the Company to maintain an office or agency in the places and for the purposes required by the Indenture, or (j) modify any of the above provisions. (Section 902)

  The Holders of at least a majority in aggregate principal amount of the Outstanding Debt Securities of a series may, on behalf of the Holders of all the Debt Securities of that series, waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the Indenture. (Section 1007) The Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of a series may, on behalf of all Holders of Debt Securities of that series and any coupons appertaining thereto, waive any past default under the Indenture with respect to Debt Securities of that series, except a default (a) in the payment of principal of or any premium or interest on any Debt Security of such series or
(b) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected. (Section 513)

  The Indenture provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or are present at a meeting of Holders of Debt Securities for quorum purposes, (i) the principal amount of an Original Issue Discount Debt Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof, and (ii) the principal amount of a Debt Security denominated in a foreign currency or currency unit shall be the U.S. dollar equivalent, determined on the date of original issuance of such Debt Security, of the principal amount of such Debt Security or, in the case of an Original Issue Discount Debt Security, the U.S. dollar equivalent, determined on the date of original issuance of such Debt Security, of the amount determined as provided in (i) above. (Section 101)

  The Indenture contains provisions for convening meetings of the Holders of Debt Securities of any or all series. (Section 1301) A meeting may be called at any time by the Trustee, and also, upon request, by the Company or the Holders of at least 10% in aggregate principal amount of the Outstanding Debt Securities of such series, in any such case upon notice given in accordance with "Notices" below. (Section 1302) Except for any consent which must be given by the Holder of each Outstanding Debt Security affected thereby, as described above, any resolution presented at a meeting at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debt Securities of that series; provided, however, that, except for any consent which must be given by the Holder of each Outstanding Debt Security affected thereby, as described above, any resolution with respect to any consent, waiver, request, demand, notice, authorization, direction or other action which may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Debt Securities of a series may be adopted at a meeting at which a quorum is present only by the affirmative vote of the Holders of not less than such specified percentage in principal amount of the Outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with the Indenture will be binding on all Holders of Debt Securities of that series and the related coupons. The quorum at any meeting called to adopt a resolution will be Persons holding or representing a majority in principal amount of the Outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent, waiver, request, demand, notice, authorization, direction or other action which may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Debt Securities of a series, the Persons holding or representing such specified percentage in principal amount of the Outstanding Debt Securities of such series will constitute a quorum. (Section 1304)

CONSOLIDATION, MERGER AND SALE OF ASSETS

  The Company may, without the consent of the Holders of any of the Outstanding Debt Securities of a series, consolidate with, merge into or transfer its assets substantially as an entirety to any corporation organized under the laws of any domestic or foreign jurisdiction, provided that (i) the successor corporation assumes, by a supplemental indenture, the Company's obligations on the Debt Securities of each series and under the Indenture,
(ii) after giving effect thereto, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default shall have occurred and be continuing, and (iii) the Company delivers to the Trustee an officer's certificate and an opinion of counsel each stating that such transaction and supplemental indenture, if any, comply with the applicable article of the Indenture and that all conditions precedent therein relating to such transaction have been complied with. (Sections 801, 802)

NOTICES

  Except as otherwise provided in the Indenture, notices to Holders of Bearer Debt Securities will be given by publication at least twice in a daily newspaper of general circulation in The City of New York and in such other city or cities as may be specified in such Debt Securities. Notices to Holders of Registered Debt Securities will be given by mail to the addresses of such Holders as they appear in the Security Register. (Sections 101, 106)

TITLE

  Title to any Bearer Debt Securities (including Bearer Debt Securities in temporary global form and in permanent global form) and any coupons appertaining thereto will pass by delivery. The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Debt Security and the bearer of any coupon and the registered owner of any Registered Debt Security as the absolute owner thereof (whether or not such Debt Security or coupon shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. (Section 308)

REPLACEMENT OF DEBT SECURITIES AND COUPONS

  Any mutilated Debt Security or a Debt Security with a mutilated coupon appertaining thereto will be replaced by the Company at the expense of the Holder upon surrender of such Debt Security to the Trustee.

Debt Securities or coupons that become destroyed, lost or stolen will be replaced by the Company at the expense of the Holder upon delivery to the Trustee of evidence of the destruction, loss or theft thereof satisfactory to the Company and the Trustee; in the case of any coupon which becomes destroyed, lost or stolen, such coupon will be replaced by issuance of a new Debt Security in exchange for the Debt Security to which such coupon appertains. In the case of a destroyed, lost or stolen Debt Security or coupon, an indemnity satisfactory to the Trustee and the Company may be required at the expense of the Holder of such Debt Security or coupon before a replacement Debt Security will be issued. (Section 306)

DEFEASANCE AND COVENANT DEFEASANCE

  Unless otherwise indicated in an applicable Prospectus Supplement or Prospectus Supplements, the Company may elect either (i) to defease and be discharged from any and all obligations with respect to the Debt Securities of any series (except as otherwise provided in the Indenture) ("defeasance") or
(ii) to be released from its obligations with respect to certain covenants applicable to such Debt Securities, including its obligations described above under "Limitations on Liens on Stock of Restricted Subsidiaries" ("covenant defeasance"), upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money and/or U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of and any premium or interest on such Debt Securities to Maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, the Company must deliver to the Trustee an Opinion of Counsel to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such Opinion of Counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture. (Article Fourteen)

  The Company may exercise its defeasance option with respect to such Debt Securities notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its defeasance option, payment of such Debt Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of such Debt Securities may not be accelerated by reference to the covenants noted under clause (ii) of the immediately preceding paragraph. However, if such acceleration were to occur, the realizable value at the acceleration date of the money and U.S. Government Obligations in the defeasance trust could be less than the principal and interest then due on such Debt Securities, in that the required deposit in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.

GOVERNING LAW

  The Indenture, the Debt Securities and the coupons will be governed by, and construed in accordance with, the laws of the State of New York. (Section 113)

CONCERNING THE TRUSTEE

  The Company and certain of its subsidiaries may from time to time maintain lines of credit, and have other customary banking and commercial relationships, with The Chase Manhattan Bank, the Trustee under the Indenture. The Trustee acts as trustee under this Indenture and another indenture pursuant to which the Company issued its 9.64% Medium-Term Note due 2000, 9.50% Notes due 2000, 7.00% Notes due 2000, 7.05% Debentures due 2002, 7.25%
Debentures due 2004, 9.00% Debentures due 2006, 7.45% Debentures due 2007, 9.78% Medium Term Note due 2011, 7.90% Debentures due 2017, 9.87% Medium-Term Note due 2021, 8.625% Debentures due 2022, 8.10% Debentures due 2022, 7.95% Debentures due 2027, 6.95% Debentures due 2027, 7.25% Debentures due 2027 and 8.30% Debentures due 2032.

                LIMITATIONS ON ISSUANCE OF EURO-DEBT SECURITIES

  United States tax laws and regulations impose certain restrictions on the issuance of any securities in bearer form. Except as may otherwise be provided in the Prospectus Supplement applicable thereto, in accordance with the federal tax laws and regulations of the United States, Euro-Debt Securities may not, in connection with their offer or sale during the Restricted Period (as defined above under "Description of Debt Securities--Form, Exchange, Registration and Transfer"), be offered or sold, directly or indirectly, (i) to any person in the United States or its possessions (as defined below), or
(ii) to any United States person (as defined below) other than (x) an office located outside the United States or its possessions of a Financial Institution (as defined above under "Description of Debt Securities--Form, Exchange, Registration and Transfer" purchasing for its own account or for the account of a customer, provided that such Financial Institution agrees in writing to comply with the requirements of Section 165(j)(3)(A), (B), or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder or (y) otherwise as permitted by United States Treasury Regulation
Section 1.163-5(c)(2)(i)(D). Any underwriters, agents and dealers participating in the offering of Debt Securities must covenant that they will not offer or sell during the Restricted Period any Euro-Debt Securities to any person in the United States or its possessions or to any United States person (other than (x) an office located outside the United States and its possessions of a Financial Institution or (y) otherwise as permitted by United States Treasury Regulation Section 1.163-5(c)(2)(i)(D)), and that they will not deliver Euro-Debt Securities within the United States or its possessions.

  In addition, any such underwriters, agents and dealers must covenant that they have in effect procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling Euro-Debt Securities are aware of the above restrictions on the offer or sale of Euro-Debt Securities. Moreover, Bearer Debt Securities (including a permanent global Debt Security) and any coupons appertaining thereto will not be delivered in definitive form or, if prior to delivery in definitive form, interest will not be paid on any Euro-Debt Securities, unless the Company has received a signed certificate in writing (or an electronic certificate described in United States Treasury Regulation Section 1.163-5(c)(2)(i)(D)(3)(ii)) in the form and to the effect described above under "Description of Debt Securities--Form, Exchange, Registration and Transfer." Bearer Debt Securities (including a permanent global Debt Security) and coupons will bear a legend to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Section 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in such legend provide that a United States person (other than a Financial Institution or a United States person holding through a Financial Institution) who holds a Bearer Security or coupon will not be allowed to deduct any loss realized on the sale, exchange or redemption of such Bearer Security or coupon and any gain (which might otherwise be characterized as capital gain) recognized on such sale, exchange or redemption will be treated as ordinary income.

  As used herein, "United States person" means a citizen of the United States, a resident of the United States for federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, an estate the income of which is subject to United States federal income taxation regardless of its source and a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantive decisions of the trust. "United States" means the United States of America (including the States and the District of Columbia) and "possessions" of the United States include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and Northern Mariana Islands.

                         DESCRIPTION OF DEBT WARRANTS

  The Company may issue, together with Debt Securities or Currency Warrants or separately, Debt Warrants for the purchase of Debt Securities. The Debt Warrants are to be issued under Debt Warrant Agreements (each a "Debt Warrant Agreement") to be entered into between the Company and a bank or trust company, as Debt Warrant Agent (the "Debt Warrant Agent"), all as shall be set forth in the Prospectus Supplement relating to Debt Warrants being offered thereby. A copy of the form of Debt Warrant Agreement, including the form of Warrant Certificates representing the Debt Warrants (the "Debt Warrant Certificates"), reflecting the alternative provisions to be included in the Debt Warrant Agreements that will be entered into with respect to particular offerings of Debt Warrants, is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries of certain provisions of the Debt Warrant Agreement and the Debt Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Debt Warrant Agreement and the Debt Warrant Certificates, respectively, including the definitions therein of certain terms.

GENERAL

  The applicable Prospectus Supplement will describe the terms of the Debt Warrants offered thereby, the Debt Warrant Agreement relating to such Debt Warrants and the Debt Warrant Certificates representing such Debt Warrants, including the following: (1) the designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of such Debt Warrants and the procedures and conditions relating to the exercise of such Debt Warrants; (2) the designation and terms of any related Debt Securities with which such Debt Warrants are issued and the number of such Debt Warrants issued with each such Debt Security; (3) the date, if any, on and after which such Debt Warrants and the related Debt Securities will be separately transferable; (4) the principal amount of Debt Securities purchasable upon exercise of each Debt Warrant and the price at which such principal amount of Debt Securities may be purchased upon such exercise; (5) the date on which the right to exercise such Debt Warrants shall commence and the date on which such right shall expire (the "Expiration Date"); and (6) whether the Debt Warrants represented by the Debt Warrant Certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered.

  Debt Warrant Certificates will be exchangeable for new Debt Warrant Certificates of different denominations and Debt Warrants may be exercised at the corporate trust office of the Debt Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of their Debt Warrants, holders of Debt Warrants will not have any of the rights of holders of the Debt Securities purchasable upon such exercise and will not be entitled to payments of principal of (premium, if any) or interest, if any, on the Debt Securities purchasable upon such exercise.

EXERCISE OF DEBT WARRANTS

  Each Debt Warrant will entitle the holder to purchase for cash such principal amount of Debt Securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Debt Warrants offered thereby. Debt Warrants may be exercised at any time up to the close of business on the Expiration Date set forth in the Prospectus Supplement relating to the Debt Warrants offered thereby. After the close of business on the Expiration Date, unexercised Debt Warrants will become void.

  Debt Warrants may be exercised as set forth in the Prospectus Supplement relating to the Debt Warrants offered thereby. Upon receipt of payment and the Debt Warrant Certificate properly completed and duly executed at the corporate trust office of the Debt Warrant Agent or any other office indicated in the Prospectus Supplement, the Company will, as soon as practicable, forward the Debt Securities purchasable upon such exercise. If less than all of the Debt Warrants represented by such Debt Warrant Certificate are exercised, a new Debt Warrant Certificate will be issued for the remaining amount of Debt Warrants.

                       DESCRIPTION OF CURRENCY WARRANTS

  The Company may issue, together with Debt Securities or Debt Warrants or separately, Currency Warrants either in the form of Currency Put Warrants entitling the holders thereof to receive from the Company the Cash Settlement Value in U.S. dollars of the right to sell a specified amount of a specified foreign currency or currency unit for a specified amount of U.S. dollars, or in the form of Currency Call Warrants entitling the holders thereof to receive from the Company the Cash Settlement Value in U.S. dollars of the right to purchase a specified amount of a specified foreign currency or units of two or more currencies for a specified amount of U.S. dollars. The spot exchange rate of the applicable Base Currency, upon exercise, as compared to the U.S. dollar, will determine whether the Currency Warrants have a Cash Settlement Value on any given day prior to their expiration.

  The Currency Warrants are to be issued under a Currency Warrant Agreement to be entered into between the Company and a bank or trust company, as Currency Warrant Agent (the "Currency Warrant Agent"), all as shall be set forth in the applicable Prospectus Supplement. A copy of the form of Currency Warrant Agreement, including the forms of global Warrant Certificates representing the Currency Put Warrants and Currency Call Warrants (the "Currency Warrant Certificates"), reflecting the provisions to be included in the Currency Warrant Agreement that will be entered into with respect to particular offerings of Currency Warrants, is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries of certain provisions of the Currency Warrant Agreement and the Currency Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Currency Warrant Agreement and the Currency Warrant Certificates, respectively, including the definitions therein of certain terms.

GENERAL

  The applicable Prospectus Supplement will describe the terms of the Currency Warrants offered thereby, the Currency Warrant Agreement relating to such Currency Warrants and the Currency Warrant Certificates representing such Currency Warrants, including the following: (1) whether such Currency Warrants will be Currency Put Warrants, Currency Call Warrants, or both; (2) the formula for determining the Cash Settlement Value, if any, of each Currency Warrant; (3) the procedures and conditions relating to the exercise of such Currency Warrants; (4) the circumstances which will cause the Currency Warrants to be deemed to be automatically exercised; (5) any minimum number of Currency Warrants which must be exercised at any one time, other than upon automatic exercise; and (6) the date on which the right to exercise such Currency Warrants will commence and the date on which such right will expire (the "Expiration Date").

BOOK-ENTRY PROCEDURES AND SETTLEMENT

  Except as may otherwise be provided in the applicable Prospectus Supplement, the Currency Warrants will be issued in the form of global Currency Warrant Certificates, registered in the name of a depository or its nominee. Holders will not be entitled to receive definitive certificates representing Currency Warrants. A holder's ownership of a Currency Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains such holder's account. In turn, the total number of Currency Warrants held by an individual brokerage firm for its clients will be maintained on the records of the depository in the name of such brokerage firm or its agent. Transfer of ownership of any Currency Warrant will be effected only through the selling holder's brokerage firm.

EXERCISE OF CURRENCY WARRANTS

  Each Currency Warrant will entitle the holder to receive the Cash Settlement Value of such Currency Warrant on the applicable Exercise Date, in each case as such terms will be defined in the applicable Prospectus Supplement. If not exercised prior to 3:00 P.M., New York City time, on the fifth New York Business Day preceding the Expiration Date, Currency Warrants will be deemed automatically exercised on the Expiration Date.

LISTING

  Each issue of Currency Warrants will be listed on a national securities exchange, subject only to official notice of issuance, as a condition of sale of any such Currency Warrants. In the event that the Currency Warrants are delisted from, or permanently suspended from trading on, such exchange, the Expiration Date for such Currency Warrants will be the date such delisting or trading suspension becomes effective and Currency Warrants not previously exercised will be deemed automatically exercised on such Expiration Date. The applicable Currency Warrant Agreement will contain a covenant of the Company not to seek delisting of the Currency Warrants, or suspension of their trading, on such exchange.

                            FOREIGN CURRENCY RISKS

  Debt Securities denominated or payable in foreign currencies and Currency Warrants may entail significant risks. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency markets. These risks will vary depending upon the currency or currencies involved, and in the case of any Currency Warrants, the particular form of such Currency Warrants. These risks will be more fully described in the Prospectus Supplement or Pricing Supplement relating thereto.

                            UNITED STATES TAXATION

  The following summary of the principal United States federal income tax consequences of the ownership and disposition of Debt Securities is based upon the opinion of McGuire, Woods, Battle & Boothe LLP, special tax counsel for the Company. It deals only with Debt Securities held as capital assets and does not deal with special classes of Holders, such as dealers in securities or currencies, life insurance companies, tax-exempt organizations, persons holding Debt Securities as a hedge against currency risks, certain United States expatriates or United States Holders (as defined below) whose functional currency is not the U.S. dollar. It also does not deal with Holders other than original purchasers and thus does not deal with the "market discount rules." The discussion of original issue discount is based on the Internal Revenue Code of 1986, as amended (the "Code"), regulations promulgated thereunder, judicial decisions and administrative rulings in effect on the date hereof, all of which are subject to change, possibly with retroactive effect. PERSONS CONSIDERING THE PURCHASE OF DEBT SECURITIES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS THE APPLICATION OF STATE, LOCAL, OR FOREIGN LAWS.

UNITED STATES HOLDERS

  The following discussion pertains to a Holder of a Debt Security who or which is a United States person as defined above under "Limitations on Issuance of Euro-Debt Securities" (a "United States Holder").

 Payments of Interest

  Interest on a Debt Security (including payments received on the sale, exchange or retirement of a Debt Security that are attributable to accrued but unpaid interest) will be taxable to a United States Holder as ordinary interest income at the time it is accrued or is received (or made available for payment, if earlier), depending on the United States Holder's method of accounting for tax purposes. If interest is payable in a currency or currency unit other than the U.S. dollar (a "Specified Currency"), the amount of income will be the U.S. dollar value of the Specified Currency, which (i) will be determined, in the case of a cash basis United States Holder, at the time such payment is received or is made available for payment, if earlier, and (ii) in the case of an accrual basis United States Holder, or a cash basis United States Holder accruing original issue discount, will be translated at the average exchange rate for the interest accrual period or, with respect to an interest accrual period that spans two taxable years, at the average rate for the partial period within the taxable year, or, if so elected, at the spot rate on the applicable date, as provided in Section 1.988-2(b)(iii)(B) of the Treasury Regulations. The rules described in the preceding sentence will apply regardless of whether the payment is in fact converted to U.S. dollars. In general, upon the receipt of an interest payment (including a payment attributable to accrued but unpaid interest upon the sale or retirement of a Debt Security) in the Specified Currency, an accrual basis United States Holder will recognize foreign currency gain or loss to the extent of the difference, if any, between the U.S. dollar value of the accrued interest with respect to which payment is being made (determined as described in the preceding sentence), and the U.S. dollar value of the interest payments received (determined as of the time of receipt). Such foreign currency gain or loss generally will be treated as ordinary income or loss.

 Original Issue Discount

  General. A Debt Security will be treated as having been issued at an original issue discount (a "Discount Security") if the excess of its "stated redemption price at maturity" over its issue price (defined as the initial offering price to the public at which a substantial amount of the Discount Debt Securities have been sold) equals or exceeds 1/4 of 1 percent of such Debt Security's "stated redemption price at maturity" multiplied by the number of complete years to its maturity. The stated redemption price at maturity of a Debt Security is the total of all payments provided by the Debt Security that are not "qualified stated interest payments." Stated generally, a qualified stated interest payment is stated interest that is unconditionally payable in cash or in property (other than in debt instruments of the issuer) at least annually over the term of the Debt Security at (i) a single fixed rate of interest, (ii) one or more qualified floating rates, (iii) a single fixed rate and one or more qualified floating rates, (iv) a single fixed rate and a single objective rate that is a qualified inverse floating rate, or (v) a single objective rate.

  A United States Holder (including a cash basis Holder) of a Discount Security will be required to include original issue discount ("Discount") in income as it accrues, generally before the receipt of cash attributable to such income. The amount of Discount includable in income is the sum of the daily portions of Discount with respect to the Discount Security determined for each day during the taxable year or portion of the taxable year in which a United States Holder holds such Discount Security. The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the Discount allocable to such accrual period. The amount of Discount allocable to any accrual period is an amount equal to the excess of
(a) the product of the Discount Security's adjusted issue price at the beginning of such accrual period and the yield to maturity of the Discount Security (determined by compounding at the close of each accrual period and adjusted for the length of such period) over (b) the qualified stated interest payments, if any, allocable to the accrual period. In general, unless otherwise specified, the accrual period is each period between Interest Payment Dates (including (i) the period from the issue date to the first Interest Payment Date and (ii) the period from the final Interest Payment Date to Stated Maturity). The accrual period may be of any length and may vary in length over the term of the Debt Security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day or on the first day of an accrual period. The adjusted issue price of the Discount Security at the start of any accrual period is the sum of the issue price of such Discount Security, increased by the amount of Discount previously includable by the Holder for each prior accrual period, and decreased by any prior payments made during each prior accrual period on the Discount Security that were not qualified stated interest payments.

  Under existing Treasury Regulations, it is possible that Debt Securities that (i) do not provide for payments of stated interest at least annually,
(ii) bear interest pursuant to an interest rate formula that is subject to a restriction or restrictions on the maximum stated interest rate, on the minimum stated interest rate, on the amount of increase or decrease in the stated interest rate, or other similar restrictions, or (iii) bear interest at a base rate that is not based on either changes in the price of actively traded personal property or on one or more floating market interest rates, that are issued at par may be subject to the original issue discount rules of the Code as Discount Securities even though such Debt Securities may not be Original Issue Discount Securities (as defined above in "Description of Debt Securities--General"). Accordingly, United States Holders (including cash basis Holders) may be required to report income in respect of such Debt Securities before the receipt of cash attributable thereto.

  Other Considerations. The preceding discussion sets forth the general structure of the federal income tax rules applicable to Discount Securities that have a maturity date in excess of one year from the date of issue. The precise application of these rules will be affected by the terms of the particular Discount Security, including the existence of any optional redemption rights exercisable by the Company, the denomination of the Debt Security in a Specified Currency, and the term of the Debt Security. The impact of such terms, if any, on the application of these rules will be discussed in the applicable Prospectus Supplement.

  Reporting. The Company is required to report to the Internal Revenue Service the amount of Discount accrued on Discount Securities held of record by United States persons other than corporations and other exempt Holders. The amount required to be reported by the Company may not be equal to the amount of original issue discount required to be reported as taxable income by a Holder of such Debt Security.

 Debt Securities Issued at a Premium

  A United States Holder that purchases a Debt Security for an amount that exceeds the sum of all amounts payable on the Debt Security after the purchase date (other than qualified stated interest payments) will not be required to include any Discount in income and may elect to treat such excess as "amortizable bond premium," in which case the amount required to be included in such Holder's income each year with respect to interest on the Debt Security will be reduced by the amount of amortizable bond premium allocable to such year (based on the Debt Security's yield to maturity). Any such election shall apply to all bonds (other than bonds the interest on which is excludable from gross income) held by the United States Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by such Holder, and is irrevocable without the consent of the Internal Revenue Service (the "IRS").

 Indexed Debt Securities

  The applicable Prospectus Supplement or Prospectus Supplements (or any Pricing Supplement or Pricing Supplements thereto) will contain a discussion of special United States federal income tax rules with respect to the Debt Securities, payments on which are determined by reference to any index (other than a single objective index of market interest rates).

 Short-Term Notes

  In the case of a Debt Security having a maturity date of not more than one year from the date of issuance (a "Short-Term Note"), a United States Holder that uses the accrual method of accounting for United States federal income tax purposes generally will be required to accrue the excess of all payments to be received on the Note over the issue price of the Note on a straight-line basis over the term of the Note, unless such Holder elects to accrue interest income and Discount on such Note based on a constant interest rate and daily compounding.

  A United States Holder that uses the cash method of accounting generally will not be required to recognize interest income or Discount on a Short-Term Note until payment is actually or constructively received. However, certain cash method Holders (including common trust funds and regulated investment companies) will be required to account for original issue discount on Short-Term Notes in the same manner as accrual method Holders. In the case of a United States Holder not required and not electing to include the short-term Discount in income currently, any gain realized on the sale or retirement of the Short-Term Note will be ordinary income to the extent of the short-term Discount accrued on a straight-line basis (unless an election is made to accrue the short-term Discount under the constant-yield method) through the date of sale or retirement. A cash method Holder not electing to recognize interest income or Discount on a Short-Term Note correctly may be required to defer its deduction of interest expense for indebtedness incurred to purchase or carry a Short-Term Note, except to the extent that such interest expense exceeds the sum of the Discount and stated interest recognized as income in respect of such Short-Term Note, unless such Holder has made an election to recognize income on short-term debt obligations on the accrual method as described in the preceding paragraph. Any such election must be made with respect to all debt obligations having a term of not more than one year that are acquired on or after the first day of the first taxable year for such election is in effect, and such election may not be revoked without the consent of the IRS.

  Under the Treasury Regulations, a United States Holder may elect to treat all interest on any Debt Security as Discount and calculate the amount includible in gross income under the constant-yield method described above. For the purpose of this election, interest includes stated interest, short-term Discount, Discount, de minimis Discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. If a United States Holder makes this election for a Debt Security with market discount or amortizable bond premium, the election is treated as an election under the market discount or amortizable bond premium provisions as described above, as the case may be, and the electing United States Holder will be required to include market discount in income currently or amortize bond premium. The election is to be made for the taxable year in which the United States Holder acquired the Debt Security, and may not be revoked without the consent of the IRS. United States Holders should consult with their own tax advisors about this election.

 Purchase, Sale and Retirement of Debt Securities

  A United States Holder's adjusted tax basis in a Debt Security generally will be its U.S. dollar cost to such Holder (which, in the case of a Debt Security denominated in a Specified Currency will be the U.S. dollar value (on the date of the purchase of the Debt Security) of the Specified Currency paid for the Debt Security), increased by the amount of any Discount previously included in such Holder's income with respect to a Debt Security, and reduced by the amount of any payments on a Debt Security that are not qualified stated interest payments and by the amount of any amortizable bond premium applied to reduce interest on a Debt Security. A United States Holder will recognize gain or loss upon the sale, exchange or retirement of a Debt Security equal to the difference between the amount realized (which, in the case of an amount received in other than U.S. dollars, will be the U.S. dollar value of the amount realized on the date of sale or retirement), except to the extent that such amount is attributable to accrued interest, and such Holder's tax basis in the Debt Security. Such gain or loss generally will be long-term capital gain or loss if, at the time of sale or retirement, such Holder has held such Debt Security for more than one year. Under current law, net capital gains of individuals are, under certain circumstances, taxed at lower rates than the rates imposed on items of ordinary income (generally, with a maximum rate of 28% for capital assets held for more than one year and a maximum rate of 20% for capital assets held for more than 18 months). However, gain or loss attributable to changes in exchange rates will be treated as ordinary gain or loss, which generally will not be treated as interest income or expense, except to the extent provided by administrative pronouncements of the IRS.

 Exchange of Specified Currency

  A United States Holder's tax basis in Specified Currency purchased by such Holder generally will be the U.S. dollar value thereof at the spot rate on the date such Specified Currency is purchased. A United States Holder's tax basis in Specified Currency received as interest on, or on the sale, exchange or retirement of, a Debt Security will be the U.S. dollar value thereof at the spot rate at the time such Specified Currency is received. The amount of gain or loss recognized by a United States Holder on a sale, exchange or other disposition of Specified Currency will be equal to the difference between (i) the amount of U.S. dollars, the U.S. dollar value at the spot rate of Specified Currency, or the fair market value in U.S. dollars of any other property received by the Holder in the sale, exchange or other disposition, and (ii) the Holder's tax basis in the Specified Currency.

  Accordingly, a United States Holder that purchases a Debt Security with Specified Currency will recognize gain or loss in an amount equal to the difference, if any, between such Holder's tax basis in the Specified Currency and the U.S. dollar value at the spot rate of the Specified Currency on the date of purchase. Generally, any such gain or loss will be ordinary income or loss and will not be treated as interest income or expense, except to the extent provided by administrative pronouncements of the IRS.

 Bearer Debt Securities

  Under Sections 165(j) and 1287(a) of the Code, a United States Holder generally will not be entitled to deduct any loss on Bearer Debt Securities (including for purposes of this paragraph Debt Securities in global form exchangeable for Bearer Debt Securities) or coupons (other than Bearer Debt Securities having a maturity of one year or less from their date of issuance) and must treat as ordinary income any gain realized on the sale, exchange or other disposition (including the receipt of principal) of Bearer Debt Securities or coupons (other than Bearer Debt Securities having a maturity of one year or less from their date of issue).

UNITED STATES ALIEN HOLDERS

  Under present United States federal income and estate tax law and subject to the discussion of backup withholding below:

    (1) payments of principal and any premium and interest (including any Discount) on a Debt Security by the Company or any of its Paying Agents to any Holder that is a United States Alien Holder (as defined below) will not be subject to United States federal withholding tax, provided that in the case of such Debt

  Security, (i) the Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company, (ii) the Holder is not a controlled foreign corporation that is related to the Company through stock ownership; (iii) the Holder is not a bank that acquired the Notes pursuant to a loan agreement made in the ordinary course or its trade or business; (iv) if the Debt Security is a Bearer Debt Security, the Company and any underwriters, agents, and dealers participating in the offering of such Debt Security have complied with certain requirements described in "Limitations on Issuance of Euro-Debt Securities," and (v) if the Debt Security is a Registered Debt Security (including such Debt Securities which were received in exchange for Bearer Debt Securities), either (x) the beneficial owner of the Debt Securities certifies to the Company or its agent, under penalties of perjury, that such Owner is not a United States Holder and provides such Owner's name and address, or (y) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Debt Securities on behalf of a beneficial owner certifies to the Company or its Paying Agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof;

    (2) a United States Alien Holder generally will not be subject to United States federal income tax or withholding tax on gain realized on the sale, exchange or redemption of a Debt Security, unless (i) in the case of an individual Holder, such Holder is present in the United States for a period of 183 days or more during the taxable year in which gain is realized and certain other conditions are met or (ii) if the Company is a "United States real property holding corporation," as defined in Section 897 of the Code, such Holder actually or constructively owns any other interests in the Company (excluding an interest solely as a creditor, but including convertible debt instruments) that are not regularly traded with an aggregate fair market value exceeding the fair market value of 5% of the "regularly traded class," as defined in the United States Treasury Regulations, of the Company's stock with the lowest fair market value (currently, the Company's Common Stock); and

    (3) a Debt Security or coupon held by an individual who at the time of death is not a citizen or resident (as defined for federal estate tax purposes) of the United States (as defined under "Limitations on Issuance of Euro-Debt Securities") will not be subject to United States federal estate tax as a result of such individual's death if (i) the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote (ii) the Debt Security does not provide for any payment of contingent interest, and (iii) the income on the Debt Securities would not have been effectively connected with the conduct of a trade or business by the individual in the United States.

  A United States Alien Holder will be subject to United States federal income tax on any interest income (including Discount) and on any gain realized on the sale, exchange or other disposition of a Debt Security in the same manner as a United States Holder, if interest (including Discount) or gain on such Debt Security is effectively connected with the conduct by the United States Alien Holder of a trade or business within the United States. See "United States Holders" above. Such a Holder generally will be exempt from withholding tax with respect to such income, provided that it provides the Company with a properly executed Internal Revenue Service Form 4224.

  In the case of a Non-U.S. Holder that is a corporation, such U.S. trade or business income may also be subject to the branch profits tax, which is generally imposed on a foreign corporation on the actual or deemed repatriation from the United States of earnings and profits attributable to U.S. trade or business income, at a 30% rate. The branch profits tax may not apply, or may apply at a reduced rate, in the case of Non-U.S. Holders that are qualified residents of certain countries with which the United States has an income tax treaty.

  As used herein, a "United States Alien Holder" is a beneficial owner of a Debt Security that is not a United States Holder.

BACKUP WITHHOLDING AND INFORMATION REPORTING

  In general, payments of principal and any premium and interest (including Discount, if any) made within the United States by the Company or any of its Paying Agents are subject to information reporting and, in certain cases, to "backup withholding" at a rate of 31%. Similarly, payment of the proceeds from the sale of a Debt Security to or through the United States office of a broker will be subject to information reporting and backup withholding unless the Holder or beneficial owner provides a certification that it is not a United States person or otherwise establishes its entitlement to an exemption from the information reporting and backup withholding rules.

  Information reporting and backup withholding ordinarily do not apply to payments made outside the United States by the Company or a Paying Agent on a Bearer Debt Security described in clause (1)(iii) under "United States Alien Holders" or on a Registered Debt Security described in clause (1)(iv) under "United States Alien Holders," provided that the payor does not have actual knowledge that the Holder is a United States person. Payments made outside the United States will be subject to information reporting, however, if collected by a custodian, nominee, or other agent that is either a United States person, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income over a specified three-year period is effectively connected with the conduct of a trade or business within the United States, unless such custodian, nominee, or other agent has documentary evidence of the beneficial owner's foreign status and has no actual knowledge to the contrary, or unless the owner otherwise establishes entitlement to an exemption.

  In general, payment of the proceeds from the sale of a Debt Security to or through the foreign office of a broker will not be subject to information reporting or backup reporting; however, if the broker is a United States person, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income over a specified three-year period is effectively connected with the conduct of a trade or business within the United States, such payments will be subject to information reporting unless such broker has documentary evidence in its files of the owner's foreign status and has no actual knowledge to the contrary, or unless the owner otherwise establishes entitlement to an exemption.

  With respect to United States Holders, backup withholding ordinarily applies only to certain noncorporate Holders who fail to supply accurate taxpayer identification numbers or who fail to report all interest and dividend income required to be shown on their federal income tax returns.

  On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

PURCHASE OF DEBT WARRANTS AND CURRENCY WARRANTS

  The applicable Prospectus Supplement will set forth in further detail the United States federal income tax consequences of the purchase of Debt Warrants and Currency Warrants.

                             PLAN OF DISTRIBUTION

  The Company may sell the Securities in any of the following ways: (i) through underwriters or dealers, (ii) directly to a limited number of institutional purchasers or to a single institutional purchaser, (iii) through agents and (iv) a combination of any of the foregoing. Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act. The Prospectus Supplement or Prospectus Supplements with respect to the Securities of a particular series will set forth the terms of the offering of such Securities, including the name or names of any underwriters or agents, the public offering or purchase price and the proceeds to the Company from such sale, any discounts and commissions to be allowed or paid to the underwriters or agents, all other items constituting underwriting compensation, the discounts and commissions to be allowed or paid to dealers, if any, and the securities exchanges, if any, on which the Securities will be listed.

  If so indicated in the applicable Prospectus Supplement or Prospectus Supplements, the Company will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase Debt Securities from the Company pursuant to Delayed Delivery Contracts providing for payment and delivery on the date stated in the applicable Prospectus Supplement or Prospectus Supplements. Each such contract will be for an amount not less than the amount specified in the applicable Prospectus Supplement or Prospectus Supplements and unless the Company otherwise agrees, the aggregate principal amount of Debt Securities sold pursuant to such contracts shall not be more than the respective amounts stated in the applicable Prospectus Supplement or Prospectus Supplements. Institutions with whom such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, but shall in all cases be subject to the approval of the Company. Delayed Delivery Contracts will not be subject to any conditions except that the purchase by an institution of the Debt Securities covered thereby shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject.

  Under the agreements that may be entered into with the Company, the underwriters, dealers and agents may be entitled to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may engage in transactions with, or perform services for, the Company in the ordinary course of business.

  Each underwriter and agent participating in the distribution of any Debt Securities which are issuable in bearer form will agree that it will not offer, sell or deliver, directly or indirectly, Debt Securities in bearer form in the United States or to United States persons (other than qualifying financial institutions) in connection with the original issuance of Debt Securities.

                                    EXPERTS

  The consolidated financial statements of the Company, included in the Company's Annual Report on Form 10-K, incorporated by reference in this Prospectus and in the Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated by reference in this Prospectus and in the Registration Statement in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

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 NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMA-TION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT, THE PROSPECTUS OR THE APPLICABLE PRICING SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CSX CORPORATION OR ANY UNDERWRITER OR AGENT. THIS PROSPECTUS SUPPLEMENT, THE PROSPECTUS AND THE APPLICABLE PRICING SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY AND THEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT, THE PROSPECTUS OR THE APPLICABLE PRICING SUPPLEMENT NOR ANY SALE MADE THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF CSX CORPORATION SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT, THE PROSPECTUS OR THE APPLICABLE PRICING SUPPLE-MENT, OR THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUB-SEQUENT TO THEIR RESPECTIVE DATES.

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                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                             PROSPECTUS SUPPLEMENT

CSX Corporation............................................................  S-3
Recent Developments........................................................  S-3
Use of Proceeds ...........................................................  S-3
Description of Notes.......................................................  S-3
Special Provisions Relating to Foreign Currency Notes...................... S-16
Supplemental Plan of Distribution.......................................... S-20
Validity of the Notes...................................................... S-21

                                   PROSPECTUS

Available Information......................................................    2
Incorporation of Certain Documents by Reference............................    2
CSX Corporation............................................................    3
Forward-Looking Statements.................................................    4
Ratio of Earnings to Fixed Charges.........................................    5
Use of Proceeds............................................................    5
Description of Debt Securities.............................................    6
Limitations on Issuance of Euro-Debt Securities............................   15
Description of Debt Warrants...............................................   15
Description of Currency Warrants...........................................   16
Foreign Currency Risks.....................................................   18
United States Taxation.....................................................   18
Plan of Distribution.......................................................   23
Experts....................................................................   24

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                                  $248,000,000

                           [LOGO OF CSX CORPORATION]

                               MEDIUM-TERM NOTES,
                                    SERIES B

                                ---------------

                             PROSPECTUS SUPPLEMENT

                                ---------------

                             CHASE SECURITIES INC.
                        BANCAMERICA ROBERTSON STEPHENS
                          CREDIT SUISSE FIRST BOSTON
                             GOLDMAN, SACHS & CO.
                                LEHMAN BROTHERS
                              MERRILL LYNCH & CO.
                          MORGAN STANLEY DEAN WITTER
                     NATIONSBANC MONTGOMERY SECURITIES LLC
                             SALOMON SMITH BARNEY

                                April 22, 1998

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